Free Writing Prospectus for
Carrington Mortgage Loan Trust, Series 2007-RFC1
(filed pursuant to Rule 433; SEC file No. 333-134218)

SUBJECT TO REVISION Dated January 10, 2007

MBS New Issue Free Writing Prospectus

Carrington Mortgage Loan Trust, Series 2007-RFC1 Asset-Backed Pass-Through Certificates

Carrington Securities, LP
Sponsor

Residential Funding Company, LLC
Seller & Servicer

Homecomings Financial Network, Inc.
Subservicer

Stanwich Asset Acceptance Company, L.L.C.
Depositor

Carrington Mortgage Loan Trust, Series 2007-RFC1
Issuing Entity

January 10, 2007

Carrington Investment Services, LLC

Carrington Mortgage Loan Trust, Series 2007-RFC1
Asset Backed Pass-Through Certificates	January 10, 2007

STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

The information in this free writing prospectus, if conveyed prior to the time of your contractual commitment to purchase any of the Offered Certificates described herein, supersedes any information contained in any prior similar materials relating to the Offered Certificates. The information in this free writing prospectus is preliminary, and is subject to completion or change by information contained in a preliminary prospectus relating to the Offered Certificates. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. This free writing prospectus is being delivered to you solely to provide you with information about the offering of the Offered Certificates referred to in this free writing prospectus and to solicit an offer to purchase the Offered Certificates, when, as and if issued. Any such offer to purchase made by you will not be accepted and will not constitute a contractual commitment by you to purchase any of the Offered Certificates, until we have conveyed to you a preliminary prospectus relating to the Offered Certificates and we have accepted your offer to purchase Offered Certificates. This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

IMPORTANT NOTICE REGARDING THE CONDITIONS
FOR THIS OFFERING OF ASSET-BACKED SECURITIES

The Offered Certificates referred to in these materials are being offered when, as and if issued. The depositor is not obligated to issue such Offered Certificates or any similar security and the underwriter’s obligation to deliver such Offered Certificates is subject to the terms and conditions of the underwriting agreement with the depositor and the availability of such Offered Certificates when, as and if issued by the issuing entity. You are advised that the terms of the Offered Certificates, and the characteristics of the mortgage loan pool backing them, may change (due, among other things, to the possibility that mortgage loans that comprise the pool may become delinquent or defaulted or may be removed or replaced and that similar or different mortgage loans may be added to the pool, and that one or more classes of Offered Certificates may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. You are advised that Offered Certificates may not be issued that have the characteristics described in these materials. The underwriter’s obligation to sell such Offered Certificates to you is conditioned on the mortgage loans and Offered Certificates having the characteristics described in these materials. If for any reason the issuing entity does not deliver such Offered Certificates, the underwriter will notify you, and neither the issuer nor any underwriter will have any obligation to you to deliver all or any portion of the Offered Certificates which you have committed to purchase, and none of the issuing entity nor any underwriter will be liable for any costs or damages whatsoever arising from or related to such non-delivery.

THE DEPOSITOR HAS FILED A REGISTRATION STATEMENT (INCLUDING A PROSPECTUS) WITH THE SECURITIES AND EXCHANGE COMMISSION (THE SEC) FOR THE OFFERING TO WHICH THIS COMMUNICATION RELATES. BEFORE YOU INVEST, YOU SHOULD READ THE PROSPECTUS IN THAT REGISTRATION STATEMENT AND OTHER DOCUMENTS THE DEPOSITOR HAS FILED WITH THE SEC FOR MORE COMPLETE INFORMATION ABOUT THE DEPOSITOR AND THE OFFERING. YOU MAY GET THESE DOCUMENTS AT NO CHARGE BY VISITING EDGAR ON THE SEC WEB SITE AT WWW.SEC.GOV. ALTERNATIVELY, THE DEPOSITOR, ANY UNDERWRITER OR ANY DEALER PARTICIPATING IN THE OFFERING WILL ARRANGE TO SEND YOU THE PROSPECTUS AT NO CHARGE IF YOU REQUEST IT BY CALLING TOLL-FREE 1-800-337-1385.

The Depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the SEC) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and the offering.

Carrington Mortgage Loan Trust, Series 2007-RFC1
Asset Backed Pass-Through Certificates	January 10, 2007

The Mortgage Loans (Total Collateral)

Collateral Summary

Statistics for the Mortgage Loans listed below are based on the Cut-off Date scheduled balances.

Scheduled Principal Balance:	$886,526,947.76
Number of Mortgage Loans:	4,987
Average Scheduled Principal Balance:	$177,767.59
Weighted Average Gross Coupon:	8.491%
Weighted Average Original Credit Score:	609
Weighted Average Original LTV Ratio²:	80.47%
Weighted Average Combined LTV Ratio²:	85.22%
Weighted Average Stated Remaining Term (months):	354
Weighted Average Original Term (months):	357
Weighted Average Roll Term¹ (months):	27
Weighted Average Gross Margin¹:	6.171%
Weighted Average Initial Rate Cap¹:	1.495%
Weighted Average Periodic Rate Cap¹:	1.088%
Interest Only Loans:	12.82%
Silent Seconds:	24.77%

(1)	Includes adjustable-rate Mortgage Loans only.

(2)
The original loan-to-value (“OLTV”) of a first-lien mortgage is a fraction, expressed as a percentage, the numerator of which is the principal balance of the Mortgage Loan at the date of origination and the denominator of which is the lesser of the sales price of the related mortgage property and its appraised value determined in an appraisal obtained by the originator at origination of the Mortgage Loan. The OLTV of a second lien Mortgage Loan is a fraction, expressed as a percentage the numerator of which is (i) the sum of (a) the principal balance of such Mortgage Loan at the date of origination plus (b) the outstanding balance of the senior mortgage loan at the date of origination of such Mortgage Loan and the denominator of which is (ii) the lesser of the sales price of the related mortgage property and its appraised value determined in an appraisal obtained by the originator at origination of the Mortgage Loan.

The combined loan-to-value (“CLTV”) of a mortgage is a fraction, expressed as a percentage, the numerator of which is (i) the sum of (a) the principal balance of such Mortgage Loan at the date of origination plus (b) either (x) for junior lien Mortgage Loans the outstanding balance of the senior lien mortgage loan at the date of origination of such Mortgage Loan, or (y) for first-lien Mortgage Loans the outstanding balance of any junior lien mortgage loan and the denominator of which is (ii) the lesser of the sales price of the related mortgage property and its appraised value determined in an appraisal obtained by the originator at origination of the Mortgage Loan.

The Depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the SEC) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and the offering.

Carrington Mortgage Loan Trust, Series 2007-RFC1
Asset Backed Pass-Through Certificates	January 10, 2007

The Mortgage Loans (Total Collateral)

Distribution by Product Type

Product Type	Number of Mortgage Loans	Principal Balance	Percentage of Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
15 Fixed	64	$6,595,844.15	0.74%	$103,060.06	602	62.34%	8.185%
20 Fixed	13	1,629,569.63	0.18	125,351.51	618	66.20	7.874
25 Fixed	1	104,993.69	0.01	104,993.69	575	90.00	8.550
2YR-ARM	1,684	283,067,535.08	31.93	168,092.36	598	81.29	8.766
2YR-ARM 10YR-IO	3	551,550.00	0.06	183,850.00	626	80.55	7.871
2YR-ARM 2YR-IO	4	726,900.00	0.08	181,725.00	632	83.96	9.495
2YR-ARM 5YR-IO	336	86,301,188.71	9.73	256,848.78	634	81.07	7.866
2YR-ARM Recast	5	1,425,580.89	0.16	285,116.18	603	89.84	8.525
30 Fixed	1,242	157,369,059.74	17.75	126,706.17	609	77.96	8.661
30 Fixed 10YR-IO	1	292,000.00	0.03	292,000.00	630	80.00	6.625
30 Fixed 5YR-IO	16	3,386,910.63	0.38	211,681.91	642	82.48	8.402
30 Fixed Recast	1	168,088.21	0.02	168,088.21	685	58.00	7.494
30/15 Fixed	83	4,792,036.09	0.54	57,735.37	643	97.22	11.710
3YR-ARM	370	63,377,627.67	7.15	171,290.89	604	81.75	8.565
3YR-ARM 3YR-IO	1	173,600.00	0.02	173,600.00	625	80.00	6.750
3YR-ARM 5YR-IO	62	14,645,511.29	1.65	236,217.92	633	82.96	7.775
40/30 2YR-ARM	668	164,981,268.89	18.61	246,977.95	606	80.56	8.397
40/30 3YR-ARM	149	34,105,306.86	3.85	228,894.68	616	82.27	8.237
40/30 5YR-ARM	30	6,204,426.13	0.70	206,814.20	617	80.48	7.880
40/30 Fixed	107	22,624,952.22	2.55	211,448.15	618	76.98	7.991
45/30 2YR-ARM	14	2,869,783.87	0.32	204,984.56	615	81.34	8.420
45/30 3YR-ARM	3	495,406.36	0.06	165,135.45	646	80.00	7.559
45/30 Fixed	11	1,219,069.84	0.14	110,824.53	618	84.65	8.400
50/30 2YR-ARM	48	12,067,778.44	1.36	251,412.05	639	80.27	8.000
50/30 3YR-ARM	12	3,108,367.78	0.35	259,030.65	628	82.84	8.360
50/30 5YR-ARM	8	1,210,580.99	0.14	151,322.62	573	81.57	8.226
50/30 Fixed	15	3,761,189.60	0.42	250,745.97	636	83.33	7.962
5YR-ARM	9	1,690,876.01	0.19	187,875.11	614	79.05	7.550
5YR-ARM 10YR-IO	2	499,000.00	0.06	249,500.00	639	93.33	8.797
5YR-ARM 5YR-IO	25	7,080,944.99	0.80	283,237.80	636	81.50	7.570
Total:	4,987	$886,526,947.76	100.00%	$177,767.59	609	80.47%	8.491%

The Depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the SEC) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and the offering.

Carrington Mortgage Loan Trust, Series 2007-RFC1
Asset Backed Pass-Through Certificates	January 10, 2007

The Mortgage Loans (Total Collateral)

Distribution by Current Gross Mortgage Rate

Current Gross Mortgage Rate (%)	Number of Mortgage Loans	Principal Balance	Percentage of Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
5.501—6.000	13	$4,431,953.99	0.50%	$340,919.54	642	69.76%	5.825%
6.001—6.500	63	16,603,973.08	1.87	263,555.13	646	73.75	6.336
6.501—7.000	220	53,629,477.98	6.05	243,770.35	631	74.49	6.836
7.001—7.500	374	84,762,408.86	9.56	226,637.46	626	76.24	7.334
7.501—8.000	854	175,950,023.15	19.85	206,030.47	622	78.10	7.817
8.001—8.500	820	150,812,884.11	17.01	183,918.15	610	79.90	8.298
8.501—9.000	917	161,742,040.98	18.24	176,381.72	601	82.07	8.798
9.001—9.500	567	92,635,963.38	10.45	163,379.12	593	83.85	9.301
9.501—10.000	547	78,289,354.03	8.83	143,124.96	585	84.67	9.789
10.001—10.500	223	30,458,417.35	3.44	136,584.83	590	86.25	10.270
10.501—11.000	168	21,484,033.56	2.42	127,881.15	587	84.77	10.765
11.001—11.500	65	6,125,583.73	0.69	94,239.75	603	89.10	11.274
11.501—12.000	64	4,770,948.27	0.54	74,546.07	607	90.64	11.739
12.001—12.500	49	2,849,707.54	0.32	58,157.30	628	91.98	12.302
12.501—13.000	27	1,508,666.64	0.17	55,876.54	619	97.67	12.821
13.001—13.500	8	236,498.96	0.03	29,562.37	613	100.00	13.322
13.501—14.000	7	209,620.68	0.02	29,945.81	590	100.00	13.719
14.001—14.500	1	25,391.47	0.00	25,391.47	594	100.00	14.375
Total:	4,987	$886,526,947.76	100.00%	$177,767.59	609	80.47%	8.491%

Distribution by Original Principal Balance

Original Mortgage Loan Balance ($)	Number of Mortgage Loans	Principal Balance	Percentage of Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
0.01—50,000.00	181	$6,273,435.02	0.71%	$34,659.86	607	83.93%	10.875%
50,000.01—100,000.00	1,088	85,029,112.72	9.59	78,151.76	596	78.14	9.215
100,000.01—150,000.00	1,293	160,922,535.62	18.15	124,456.72	601	79.52	8.748
150,000.01—200,000.00	900	156,829,138.73	17.69	174,254.60	605	80.79	8.512
200,000.01—250,000.00	562	125,760,192.60	14.19	223,772.58	610	80.75	8.364
250,000.01—300,000.00	327	89,106,453.81	10.05	272,496.80	610	79.92	8.382
300,000.01—350,000.00	209	67,164,252.21	7.58	321,360.06	620	80.78	8.124
350,000.01—400,000.00	150	55,997,277.85	6.32	373,315.19	619	82.31	8.222
400,000.01—450,000.00	108	45,870,214.78	5.17	424,724.21	623	81.17	8.021
450,000.01—500,000.00	66	31,481,579.08	3.55	476,993.62	617	80.79	8.022
500,000.01—550,000.00	41	21,552,481.52	2.43	525,670.28	631	79.68	8.057
550,000.01—600,000.00	26	14,963,120.39	1.69	575,504.63	640	83.05	7.870
600,000.01—650,000.00	11	6,915,662.53	0.78	628,696.59	634	83.90	8.354
650,000.01—700,000.00	10	6,679,778.25	0.75	667,977.83	598	83.55	7.993
700,000.01—750,000.00	6	4,354,300.59	0.49	725,716.77	593	84.84	8.507
750,000.01—800,000.00	2	1,542,909.92	0.17	771,454.96	628	86.15	8.349
800,000.01—850,000.00	2	1,647,676.76	0.19	823,838.38	605	89.96	9.891
850,000.01—900,000.00	3	2,626,578.20	0.30	875,526.07	576	78.00	8.545
900,000.01—950,000.00	2	1,810,247.18	0.20	905,123.59	637	92.49	8.921
Total:	4,987	$886,526,947.76	100.00%	$177,767.59	609	80.47%	8.491%

The Depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the SEC) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and the offering.

Carrington Mortgage Loan Trust, Series 2007-RFC1
Asset Backed Pass-Through Certificates	January 10, 2007

The Mortgage Loans (Total Collateral)

Distribution by Current Unpaid Principal Balance

Current Unpaid Principal Balance ($)	Number of Mortgage Loans	Principal Balance	Percentage of Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
0.01—50,000.00	188	$6,606,760.58	0.75%	$35,142.34	605	82.86%	10.816%
50,000.01—100,000.00	1,085	85,029,813.64	9.59	78,368.49	596	78.11	9.207
100,000.01—150,000.00	1,291	160,887,963.84	18.15	124,622.75	601	79.57	8.751
150,000.01—200,000.00	900	156,929,373.81	17.70	174,365.97	604	80.78	8.510
200,000.01—250,000.00	561	125,610,458.49	14.17	223,904.56	609	80.72	8.363
250,000.01—300,000.00	328	89,455,333.67	10.09	272,729.68	610	79.97	8.384
300,000.01—350,000.00	208	66,914,877.64	7.55	321,706.14	620	80.80	8.123
350,000.01—400,000.00	149	55,647,816.89	6.28	373,475.28	619	82.30	8.223
400,000.01—450,000.00	109	46,318,539.75	5.22	424,940.73	623	81.21	8.019
450,000.01—500,000.00	65	31,033,254.11	3.50	477,434.68	617	80.73	8.026
500,000.01—550,000.00	41	21,552,481.52	2.43	525,670.28	631	79.68	8.057
550,000.01—600,000.00	26	14,963,120.39	1.69	575,504.63	640	83.05	7.870
600,000.01—650,000.00	12	7,563,933.37	0.85	630,327.78	633	83.56	8.204
650,000.01—700,000.00	9	6,031,507.41	0.68	670,167.49	595	83.93	8.143
700,000.01—750,000.00	6	4,354,300.59	0.49	725,716.77	593	84.84	8.507
750,000.01—800,000.00	2	1,542,909.92	0.17	771,454.96	628	86.15	8.349
800,000.01—850,000.00	3	2,495,984.07	0.28	831,994.69	587	89.50	9.707
850,000.01—900,000.00	2	1,778,270.89	0.20	889,135.45	588	72.94	8.161
900,000.01—950,000.00	2	1,810,247.18	0.20	905,123.59	637	92.49	8.921
Total:	4,987	$886,526,947.76	100.00%	$177,767.59	609	80.47%	8.491%

Distribution by Remaining Term to Maturity

Remaining Term (months)	Number of Mortgage Loans	Principal Balance	Percentage of Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
121—180	147	$11,387,880.24	1.28%	$77,468.57	620	77.01%	9.668%
181—240	13	1,629,569.63	0.18	125,351.51	618	66.20	7.874
241—300	1	104,993.69	0.01	104,993.69	575	90.00	8.550
301—360	4,826	873,404,504.20	98.52	180,978.97	609	80.54	8.476
Total:	4,987	$886,526,947.76	100.00%	$177,767.59	609	80.47%	8.491%

The Depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the SEC) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and the offering.

Carrington Mortgage Loan Trust, Series 2007-RFC1
Asset Backed Pass-Through Certificates	January 10, 2007

The Mortgage Loans (Total Collateral)

Distribution by Original Term to Maturity

Original Term (months)	Number of Mortgage Loans	Principal Balance	Percentage of Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
121—180	147	$11,387,880.24	1.28%	$77,468.57	620	77.01%	9.668%
181—240	13	1,629,569.63	0.18	125,351.51	618	66.20	7.874
241—300	1	104,993.69	0.01	104,993.69	575	90.00	8.550
301—360	4,826	873,404,504.20	98.52	180,978.97	609	80.54	8.476
Total:	4,987	$886,526,947.76	100.00%	$177,767.59	609	80.47%	8.491%

Distribution by Original Loan-to-Value Ratio

Original Loan-to-Value Ratio (%)	Number of Mortgage Loans	Principal Balance	Percentage of Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
5.01—10.00	3	$164,966.88	0.02%	$54,988.96	552	8.51%	8.716%
10.01—15.00	5	465,100.67	0.05	93,020.13	600	14.13	8.197
15.01—20.00	6	567,745.76	0.06	94,624.29	576	18.61	9.676
20.01—25.00	14	1,144,035.54	0.13	81,716.82	578	23.00	8.697
25.01—30.00	11	771,268.97	0.09	70,115.36	537	27.41	9.136
30.01—35.00	23	2,204,171.13	0.25	95,833.53	601	32.59	7.956
35.01—40.00	39	4,517,495.51	0.51	115,833.22	576	37.45	8.238
40.01—45.00	44	5,765,028.52	0.65	131,023.38	583	42.58	8.146
45.01—50.00	78	10,985,543.30	1.24	140,840.30	588	48.14	8.133
50.01—55.00	74	12,817,991.53	1.45	173,216.10	579	52.87	8.074
55.01—60.00	143	21,833,172.79	2.46	152,679.53	585	58.09	8.085
60.01—65.00	189	31,858,135.61	3.59	168,561.56	582	63.43	8.053
65.01—70.00	239	40,556,882.78	4.57	169,694.07	592	68.52	8.144
70.01—75.00	339	61,949,399.31	6.99	182,741.59	585	73.87	8.309
75.01—80.00	1,655	326,314,644.45	36.81	197,168.97	624	79.71	8.169
80.01—85.00	508	92,346,803.01	10.42	181,785.05	595	84.31	8.535
85.01—90.00	821	151,876,431.30	17.13	184,989.56	603	89.54	8.807
90.01—95.00	487	92,755,645.51	10.46	190,463.34	621	94.61	9.172
95.01—100.00	309	27,632,485.19	3.12	89,425.52	637	99.88	10.298
Total:	4,987	$886,526,947.76	100.00%	$177,767.59	609	80.47%	8.491%

The Depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the SEC) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and the offering.

Carrington Mortgage Loan Trust, Series 2007-RFC1
Asset Backed Pass-Through Certificates	January 10, 2007

The Mortgage Loans (Total Collateral)

Distribution by Combined Loan-to-Value Ratio

Combined Loan-to-Value Ratio (%)	Number of Mortgage Loans	Principal Balance	Percentage of Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
5.01—10.00	3	$164,966.88	0.02%	$54,988.96	552	8.51%	8.716%
10.01—15.00	5	465,100.67	0.05	93,020.13	600	14.13	8.197
15.01—20.00	6	567,745.76	0.06	94,624.29	576	18.61	9.676
20.01—25.00	14	1,144,035.54	0.13	81,716.82	578	23.00	8.697
25.01—30.00	11	771,268.97	0.09	70,115.36	537	27.41	9.136
30.01—35.00	23	2,204,171.13	0.25	95,833.53	601	32.59	7.956
35.01—40.00	39	4,517,495.51	0.51	115,833.22	576	37.45	8.238
40.01—45.00	44	5,765,028.52	0.65	131,023.38	583	42.58	8.146
45.01—50.00	77	10,879,792.88	1.23	141,296.01	588	48.15	8.142
50.01—55.00	74	12,818,701.50	1.45	173,225.70	580	52.82	8.056
55.01—60.00	141	21,394,817.55	2.41	151,736.29	586	58.08	8.069
60.01—65.00	185	31,394,414.82	3.54	169,699.54	582	63.44	8.047
65.01—70.00	237	40,268,984.34	4.54	169,911.33	591	68.53	8.135
70.01—75.00	327	59,537,978.87	6.72	182,073.33	583	73.86	8.328
75.01—80.00	651	119,283,088.03	13.46	183,230.55	598	79.25	8.335
80.01—85.00	499	90,945,878.64	10.26	182,256.27	595	84.03	8.513
85.01—90.00	810	150,908,657.19	17.02	186,306.98	604	89.38	8.794
90.01—95.00	538	103,892,514.63	11.72	193,108.76	622	93.00	9.015
95.01—100.00	1,303	229,602,306.33	25.90	176,210.52	638	82.52	8.384
Total:	4,987	$886,526,947.76	100.00%	$177,767.59	609	80.47%	8.491%

Distribution by State

State	Number of Mortgage Loans	Principal Balance	Percentage of Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
CA	517	$159,103,719.17	17.95%	$307,744.14	619	77.98%	7.899%
FL	627	114,156,126.43	12.88	182,067.19	605	78.65	8.483
TX	355	44,465,031.64	5.02	125,253.61	607	82.02	8.827
AZ	224	42,231,303.60	4.76	188,532.61	612	79.67	8.213
MD	155	37,138,809.79	4.19	239,605.22	602	77.22	8.306
NY	139	36,657,881.64	4.13	263,725.77	623	79.60	8.381
IL	197	36,004,186.87	4.06	182,762.37	609	81.91	8.797
NJ	113	28,915,681.09	3.26	255,890.98	612	80.67	8.683
WI	185	26,076,175.08	2.94	140,952.30	605	84.36	8.859
GA	171	24,206,367.16	2.73	141,557.70	604	83.27	9.015
VA	135	23,770,055.23	2.68	176,074.48	595	78.84	8.338
MI	182	23,028,784.81	2.60	126,531.78	611	82.48	8.959
MN	122	20,482,860.79	2.31	167,892.30	621	82.94	8.760
PA	141	19,534,735.31	2.20	138,544.22	600	81.56	8.743
WA	98	18,509,927.34	2.09	188,876.81	610	82.78	8.295
Other	1,626	232,245,301.81	26.20	142,832.29	605	82.06	8.704
Total:	4,987	$886,526,947.76	100.00%	$177,767.59	609	80.47%	8.491%

The Depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the SEC) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and the offering.

Carrington Mortgage Loan Trust, Series 2007-RFC1
Asset Backed Pass-Through Certificates	January 10, 2007

The Mortgage Loans (Total Collateral)

Distribution by Occupancy Type

Occupancy Type	Number of Mortgage Loans	Principal Balance	Percentage of Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
Investment Property	173	$25,643,952.97	2.89%	$148,230.94	635	79.85%	8.923%
Primary Residence	4,708	840,190,655.84	94.77	178,460.21	608	80.31	8.462
Second Home	106	20,692,338.95	2.33	195,210.74	630	87.48	9.127
Total:	4,987	$886,526,947.76	100.00%	$177,767.59	609	80.47%	8.491%

Distribution by Property Type

Property Type	Number of Mortgage Loans	Principal Balance	Percentage of Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
Single Family (Detached)	3,870	$666,116,502.94	75.14%	$172,123.13	607	80.34%	8.481%
Detached PUD	536	111,135,527.58	12.54	207,342.40	612	81.17	8.480
Multifamily	197	42,174,934.54	4.76	214,085.96	624	79.57	8.496
Condo Under 5 Stories	240	40,910,850.63	4.61	170,461.88	622	80.76	8.501
Attached PUD	58	11,772,233.39	1.33	202,969.54	607	81.98	8.771
Townhouse/Rowhouse	63	9,417,048.90	1.06	149,476.97	599	79.64	8.534
Condo Over 8 Stories	11	2,769,513.85	0.31	251,773.99	612	84.90	9.224
Mid-Rise Condo (5-8 Stories)	7	1,100,849.47	0.12	157,264.21	602	89.89	9.235
Single Family Detached—Site Condo	4	998,486.46	0.11	249,621.62	643	84.06	8.861
Leasehold	1	131,000.00	0.01	131,000.00	582	58.22	7.875
Total:	4,987	$886,526,947.76	100.00%	$177,767.59	609	80.47%	8.491%

Distribution by Loan Purpose

Loan Purpose	Number of Mortgage Loans	Principal Balance	Percentage of Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
Cash Out	2,700	$496,969,736.13	56.06%	$184,062.87	598	78.47%	8.426%
Purchase	1,651	291,842,356.38	32.92	176,767.02	627	84.23	8.672
Rate/Term	632	97,314,480.94	10.98	153,978.61	611	79.40	8.277
Construction Permanent	4	400,374.31	0.05	100,093.58	619	75.12	8.039
Total:	4,987	$886,526,947.76	100.00%	$177,767.59	609	80.47%	8.491%

The Depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the SEC) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and the offering.

Carrington Mortgage Loan Trust, Series 2007-RFC1
Asset Backed Pass-Through Certificates	January 10, 2007

The Mortgage Loans (Total Collateral)

Distribution by Documentation Type

Documentation Type	Number of Mortgage Loans	Principal Balance	Percentage of Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
Fast App	259	$54,931,328.92	6.20%	$212,090.07	608	83.21%	8.377%
Full Documentation	2,856	451,179,688.38	50.89	157,976.08	597	79.78	8.299
Lite Documentation	81	12,656,019.38	1.43	156,247.15	579	81.87	8.474
Stated Documentation	1,791	367,759,911.08	41.48	205,337.75	626	80.85	8.743
Total:	4,987	$886,526,947.76	100.00%	$177,767.59	609	80.47%	8.491%

Distribution by Credit Score

Credit Score Range	Number of Mortgage Loans	Principal Balance	Percentage of Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
476—500	5	$781,920.26	0.09%	$156,384.05	500	76.69%	9.143%
501—525	284	40,002,990.69	4.51	140,855.60	514	69.48	9.143
526—550	411	62,721,202.28	7.07	152,606.33	539	75.86	9.072
551—575	592	98,140,393.74	11.07	165,777.69	564	77.78	8.785
576—600	900	153,873,550.83	17.36	170,970.61	588	81.67	8.648
601—625	1,094	199,591,677.90	22.51	182,442.12	613	82.09	8.487
626—650	862	163,078,842.27	18.40	189,186.59	638	81.62	8.229
651—675	558	107,101,096.90	12.08	191,937.45	662	82.33	8.083
676—700	272	59,473,525.80	6.71	218,652.67	686	81.99	8.015
701—725	1	319,650.43	0.04	319,650.43	714	80.00	8.200
726—750	2	411,786.64	0.05	205,893.32	746	92.06	7.966
751—775	5	967,486.08	0.11	193,497.22	758	82.19	8.082
776—800	1	62,823.94	0.01	62,823.94	777	90.00	7.850
Total:	4,987	$886,526,947.76	100.00%	$177,767.59	609	80.47%	8.491%

The Depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the SEC) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and the offering.

Carrington Mortgage Loan Trust, Series 2007-RFC1
Asset Backed Pass-Through Certificates	January 10, 2007

The Mortgage Loans (Total Collateral)

Distribution by Original Prepayment Penalty Term

Prepayment Penalty Terms (months)	Number of Mortgage Loans	Principal Balance	Percentage of Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
0	1,496	$250,227,945.14	28.23%	$167,264.67	606	80.49%	8.860%
6	3	441,180.02	0.05	147,060.01	612	82.38	9.886
12	245	54,872,257.88	6.19	223,968.40	611	79.17	8.488
24	1,965	373,838,184.83	42.17	190,248.44	608	81.24	8.394
30	4	744,549.57	0.08	186,137.39	654	88.85	8.144
36	1,238	201,971,131.16	22.78	163,143.08	614	79.34	8.222
60	36	4,431,699.16	0.50	123,102.75	603	79.99	8.020
Total:	4,987	$886,526,947.76	100.00%	$177,767.59	609	80.47%	8.491%

Distribution by Lien Type

Lien Type	Number of Mortgage Loans	Principal Balance	Percentage of Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
1	4,771	$875,166,098.55	98.72%	$183,434.52	609	80.22%	8.450%
2	216	11,360,849.21	1.28	52,596.52	644	99.81	11.639
Total:	4,987	$886,526,947.76	100.00%	$177,767.59	609	80.47%	8.491%

The Depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the SEC) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and the offering.

Carrington Mortgage Loan Trust, Series 2007-RFC1
Asset Backed Pass-Through Certificates	January 10, 2007

The Mortgage Loans (Adjustable Rate Collateral)

Collateral Summary

Statistics for the Mortgage Loans listed below are based on the Cut-off Date scheduled balances.

Scheduled Principal Balance:	$684,583,233.96
Number of Mortgage Loans:	3,433
Average Scheduled Principal Balance:	$199,412.54
Weighted Average Gross Coupon:	8.454%
Weighted Average Original Credit Score:	608
Weighted Average Original LTV Ratio²:	81.22%
Weighted Average Combined LTV Ratio²:	86.59%
Weighted Average Stated Remaining Term (months):	357
Weighted Average Original Term (months):	360
Weighted Average Roll Term¹ (months):	27
Weighted Average Gross Margin¹:	6.171%
Weighted Average Initial Rate Cap¹:	1.495%
Weighted Average Periodic Rate Cap¹:	1.088%
Interest Only Loans:	16.07%
Silent Seconds:	27.98%

(1)	Includes adjustable-rate Mortgage Loans only.

(2)
The original loan-to-value (“OLTV”) of a first-lien mortgage is a fraction, expressed as a percentage, the numerator of which is the principal balance of the Mortgage Loan at the date of origination and the denominator of which is the lesser of the sales price of the related mortgage property and its appraised value determined in an appraisal obtained by the originator at origination of the Mortgage Loan. The OLTV of a second lien Mortgage Loan is a fraction, expressed as a percentage the numerator of which is (i) the sum of (a) the principal balance of such Mortgage Loan at the date of origination plus (b) the outstanding balance of the senior mortgage loan at the date of origination of such Mortgage Loan and the denominator of which is (ii) the lesser of the sales price of the related mortgage property and its appraised value determined in an appraisal obtained by the originator at origination of the Mortgage Loan.

The combined loan-to-value (“CLTV”) of a mortgage is a fraction, expressed as a percentage, the numerator of which is (i) the sum of (a) the principal balance of such Mortgage Loan at the date of origination plus (b) either (x) for junior lien Mortgage Loans the outstanding balance of the senior lien mortgage loan at the date of origination of such Mortgage Loan, or (y) for first-lien Mortgage Loans the outstanding balance of any junior lien mortgage loan and the denominator of which is (ii) the lesser of the sales price of the related mortgage property and its appraised value determined in an appraisal obtained by the originator at origination of the Mortgage Loan.

The Depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the SEC) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and the offering.

Carrington Mortgage Loan Trust, Series 2007-RFC1
Asset Backed Pass-Through Certificates	January 10, 2007

The Mortgage Loans (Adjustable Rate Collateral)

Distribution by Product Type

Product Type	Number of Mortgage Loans	Principal Balance	Percentage of Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
2YR-ARM	1,684	$283,067,535.08	41.35%	$168,092.36	598	81.29%	8.766%
2YR-ARM 10YR-IO	3	551,550.00	0.08	183,850.00	626	80.55	7.871
2YR-ARM 2YR-IO	4	726,900.00	0.11	181,725.00	632	83.96	9.495
2YR-ARM 5YR-IO	336	86,301,188.71	12.61	256,848.78	634	81.07	7.866
2YR-ARM Recast	5	1,425,580.89	0.21	285,116.18	603	89.84	8.525
3YR-ARM	370	63,377,627.67	9.26	171,290.89	604	81.75	8.565
3YR-ARM 3YR-IO	1	173,600.00	0.03	173,600.00	625	80.00	6.750
3YR-ARM 5YR-IO	62	14,645,511.29	2.14	236,217.92	633	82.96	7.775
40/30 2YR-ARM	668	164,981,268.89	24.10	246,977.95	606	80.56	8.397
40/30 3YR-ARM	149	34,105,306.86	4.98	228,894.68	616	82.27	8.237
40/30 5YR-ARM	30	6,204,426.13	0.91	206,814.20	617	80.48	7.880
45/30 2YR-ARM	14	2,869,783.87	0.42	204,984.56	615	81.34	8.420
45/30 3YR-ARM	3	495,406.36	0.07	165,135.45	646	80.00	7.559
50/30 2YR-ARM	48	12,067,778.44	1.76	251,412.05	639	80.27	8.000
50/30 3YR-ARM	12	3,108,367.78	0.45	259,030.65	628	82.84	8.360
50/30 5YR-ARM	8	1,210,580.99	0.18	151,322.62	573	81.57	8.226
5YR-ARM	9	1,690,876.01	0.25	187,875.11	614	79.05	7.550
5YR-ARM 10YR-IO	2	499,000.00	0.07	249,500.00	639	93.33	8.797
5YR-ARM 5YR-IO	25	7,080,944.99	1.03	283,237.80	636	81.50	7.570
Total:	3,433	$684,583,233.96	100.00%	$199,412.54	608	81.22%	8.454%

Distribution by Current Gross Mortgage Rate

Current Gross Mortgage Rate (%)	Number of Mortgage Loans	Principal Balance	Percentage of Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
5.501—6.000	12	$4,210,211.75	0.62%	$350,850.98	640	70.84%	5.817%
6.001—6.500	41	11,974,632.48	1.75	292,064.21	644	78.36	6.299
6.501—7.000	145	37,161,995.36	5.43	256,289.62	626	76.25	6.849
7.001—7.500	269	66,256,460.13	9.68	246,306.54	624	77.34	7.324
7.501—8.000	612	137,662,054.17	20.11	224,938.00	623	79.12	7.815
8.001—8.500	589	116,983,254.87	17.09	198,613.34	610	80.88	8.293
8.501—9.000	688	131,542,435.41	19.21	191,195.40	601	82.70	8.803
9.001—9.500	423	76,174,107.04	11.13	180,080.63	592	84.58	9.300
9.501—10.000	377	61,385,533.89	8.97	162,826.35	584	84.79	9.788
10.001—10.500	147	22,633,473.13	3.31	153,969.20	590	86.99	10.262
10.501—11.000	104	15,318,262.91	2.24	147,290.99	585	83.94	10.773
11.001—11.500	16	2,044,857.67	0.30	127,803.60	584	85.38	11.193
11.501—12.000	6	787,726.89	0.12	131,287.82	551	85.79	11.662
12.001—12.500	4	448,228.26	0.07	112,057.07	598	68.10	12.185
Total:	3,433	$684,583,233.96	100.00%	$199,412.54	608	81.22%	8.454%

The Depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the SEC) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and the offering.

Carrington Mortgage Loan Trust, Series 2007-RFC1
Asset Backed Pass-Through Certificates	January 10, 2007

The Mortgage Loans (Adjustable Rate Collateral)

Distribution by Original Principal Balance

Original Mortgage Loan Balance ($)	Number of Mortgage Loans	Principal Balance	Percentage of Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
0.01—50,000.00	17	$710,734.49	0.10%	$41,807.91	554	53.67%	9.463%
50,000.01—100,000.00	558	44,473,334.03	6.50	79,701.32	590	78.86	9.103
100,000.01—150,000.00	887	111,313,027.62	16.26	125,493.83	599	80.72	8.744
150,000.01—200,000.00	683	119,149,791.90	17.40	174,450.65	602	81.38	8.579
200,000.01—250,000.00	460	102,912,632.73	15.03	223,723.11	608	81.29	8.401
250,000.01—300,000.00	262	71,545,412.27	10.45	273,074.09	608	80.54	8.413
300,000.01—350,000.00	188	60,338,182.11	8.81	320,947.78	619	81.43	8.138
350,000.01—400,000.00	131	48,965,554.59	7.15	373,782.86	618	83.01	8.271
400,000.01—450,000.00	90	38,249,439.49	5.59	424,993.77	621	82.66	8.088
450,000.01—500,000.00	60	28,566,035.24	4.17	476,100.59	616	80.54	8.069
500,000.01—550,000.00	38	19,970,155.61	2.92	525,530.41	629	79.75	8.144
550,000.01—600,000.00	26	14,963,120.39	2.19	575,504.63	640	83.05	7.870
600,000.01—650,000.00	11	6,915,662.53	1.01	628,696.59	634	83.90	8.354
650,000.01—700,000.00	9	6,031,507.41	0.88	670,167.49	595	83.93	8.143
700,000.01—750,000.00	5	3,615,659.20	0.53	723,131.84	599	84.17	8.212
750,000.01—800,000.00	1	778,482.21	0.11	778,482.21	578	78.00	8.200
800,000.01—850,000.00	2	1,647,676.76	0.24	823,838.38	605	89.96	9.891
850,000.01—900,000.00	3	2,626,578.20	0.38	875,526.07	576	78.00	8.545
900,000.01—950,000.00	2	1,810,247.18	0.26	905,123.59	637	92.49	8.921
Total:	3,433	$684,583,233.96	100.00%	$199,412.54	608	81.22%	8.454%

The Depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the SEC) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and the offering.

Carrington Mortgage Loan Trust, Series 2007-RFC1
Asset Backed Pass-Through Certificates	January 10, 2007

The Mortgage Loans (Adjustable Rate Collateral)

Distribution by Current Unpaid Principal Balance

Current Unpaid Principal Balance ($)	Number of Mortgage Loans	Principal Balance	Percentage of Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
0.01—50,000.00	21	$894,967.92	0.13%	$42,617.52	564	55.51%	9.375%
50,000.01—100,000.00	556	44,423,355.79	6.49	79,898.12	590	78.90	9.099
100,000.01—150,000.00	886	111,328,696.47	16.26	125,653.16	599	80.74	8.746
150,000.01—200,000.00	683	119,199,674.31	17.41	174,523.68	602	81.36	8.577
200,000.01—250,000.00	460	102,962,781.95	15.04	223,832.13	608	81.27	8.399
250,000.01—300,000.00	263	71,894,292.13	10.50	273,362.33	608	80.59	8.414
300,000.01—350,000.00	187	60,088,807.54	8.78	321,330.52	620	81.46	8.137
350,000.01—400,000.00	130	48,616,093.63	7.10	373,969.95	617	82.99	8.273
400,000.01—450,000.00	91	38,697,764.46	5.65	425,250.16	621	82.69	8.085
450,000.01—500,000.00	59	28,117,710.27	4.11	476,571.36	616	80.47	8.074
500,000.01—550,000.00	38	19,970,155.61	2.92	525,530.41	629	79.75	8.144
550,000.01—600,000.00	26	14,963,120.39	2.19	575,504.63	640	83.05	7.870
600,000.01—650,000.00	11	6,915,662.53	1.01	628,696.59	634	83.90	8.354
650,000.01—700,000.00	9	6,031,507.41	0.88	670,167.49	595	83.93	8.143
700,000.01—750,000.00	5	3,615,659.20	0.53	723,131.84	599	84.17	8.212
750,000.01—800,000.00	1	778,482.21	0.11	778,482.21	578	78.00	8.200
800,000.01—850,000.00	3	2,495,984.07	0.36	831,994.69	587	89.50	9.707
850,000.01—900,000.00	2	1,778,270.89	0.26	889,135.45	588	72.94	8.161
900,000.01—950,000.00	2	1,810,247.18	0.26	905,123.59	637	92.49	8.921
Total:	3,433	$684,583,233.96	100.00%	$199,412.54	608	81.22%	8.454%

Distribution by Remaining Term to Maturity

Remaining Term (months)	Number of Mortgage Loans	Principal Balance	Percentage of Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
301—360	3,433	$684,583,233.96	100.00%	$199,412.54	608	81.22%	8.454%
Total:	3,433	$684,583,233.96	100.00%	$199,412.54	608	81.22%	8.454%

Distribution by Original Term to Maturity

Original Term (months)	Number of Mortgage Loans	Principal Balance	Percentage of Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
301—360	3,433	$684,583,233.96	100.00%	$199,412.54	608	81.22%	8.454%
Total:	3,433	$684,583,233.96	100.00%	$199,412.54	608	81.22%	8.454%

The Depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the SEC) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and the offering.

Carrington Mortgage Loan Trust, Series 2007-RFC1
Asset Backed Pass-Through Certificates	January 10, 2007

The Mortgage Loans (Adjustable Rate Collateral)

Distribution by Original Loan-to-Value Ratio

Original Loan-to-Value Ratio (%)	Number of Mortgage Loans	Principal Balance	Percentage of Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
5.01—10.00	1	$69,914.88	0.01%	$69,914.88	526	10.00%	8.500%
10.01—15.00	2	120,694.61	0.02	60,347.31	620	14.02	8.482
15.01—20.00	4	447,473.98	0.07	111,868.50	557	18.33	10.101
20.01—25.00	4	226,060.82	0.03	56,515.21	519	22.62	9.473
25.01—30.00	8	608,038.72	0.09	76,004.84	532	27.17	9.175
30.01—35.00	7	767,992.69	0.11	109,713.24	576	33.28	8.430
35.01—40.00	26	3,340,104.07	0.49	128,465.54	577	37.38	8.169
40.01—45.00	17	2,576,807.59	0.38	151,576.92	571	42.76	8.499
45.01—50.00	36	6,523,117.56	0.95	181,197.71	576	48.32	8.200
50.01—55.00	39	7,103,372.45	1.04	182,137.76	575	52.69	8.177
55.01—60.00	79	13,320,397.40	1.95	168,612.63	581	58.13	8.104
60.01—65.00	118	22,116,707.07	3.23	187,429.72	572	63.58	8.167
65.01—70.00	147	27,973,354.74	4.09	190,294.93	587	68.60	8.104
70.01—75.00	235	46,263,361.97	6.76	196,865.37	580	73.92	8.364
75.01—80.00	1,266	267,907,204.68	39.13	211,617.07	625	79.75	8.128
80.01—85.00	366	70,669,281.07	10.32	193,085.47	591	84.38	8.583
85.01—90.00	620	123,138,539.00	17.99	198,610.55	603	89.62	8.784
90.01—95.00	372	76,218,118.41	11.13	204,887.42	620	94.69	9.139
95.01—100.00	86	15,192,692.25	2.22	176,659.21	632	99.90	9.352
Total:	3,433	$684,583,233.96	100.00%	$199,412.54	608	81.22%	8.454%

The Depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the SEC) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and the offering.

Carrington Mortgage Loan Trust, Series 2007-RFC1
Asset Backed Pass-Through Certificates	January 10, 2007

The Mortgage Loans (Adjustable Rate Collateral)

Distribution by Combined Loan-to-Value Ratio

Combined Loan-to-Value Ratio (%)	Number of Mortgage Loans	Principal Balance	Percentage of Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
5.01—10.00	1	$69,914.88	0.01%	$69,914.88	526	10.00%	8.500%
10.01—15.00	2	120,694.61	0.02	60,347.31	620	14.02	8.482
15.01—20.00	4	447,473.98	0.07	111,868.50	557	18.33	10.101
20.01—25.00	4	226,060.82	0.03	56,515.21	519	22.62	9.473
25.01—30.00	8	608,038.72	0.09	76,004.84	532	27.17	9.175
30.01—35.00	7	767,992.69	0.11	109,713.24	576	33.28	8.430
35.01—40.00	26	3,340,104.07	0.49	128,465.54	577	37.38	8.169
40.01—45.00	17	2,576,807.59	0.38	151,576.92	571	42.76	8.499
45.01—50.00	36	6,523,117.56	0.95	181,197.71	576	48.32	8.200
50.01—55.00	38	6,998,332.00	1.02	184,166.63	576	52.67	8.158
55.01—60.00	78	12,961,164.50	1.89	166,168.78	583	58.12	8.075
60.01—65.00	117	21,961,596.17	3.21	187,705.95	572	63.57	8.151
65.01—70.00	145	27,685,456.30	4.04	190,934.18	587	68.62	8.091
70.01—75.00	224	43,954,417.21	6.42	196,225.08	578	73.93	8.392
75.01—80.00	419	86,903,956.32	12.69	207,408.01	595	79.31	8.304
80.01—85.00	359	69,738,645.63	10.19	194,258.07	592	84.03	8.561
85.01—90.00	612	122,495,201.73	17.89	200,155.56	603	89.43	8.768
90.01—95.00	410	84,655,688.24	12.37	206,477.29	621	93.17	8.984
95.01—100.00	926	192,548,570.94	28.13	207,935.82	638	81.71	8.194
Total:	3,433	$684,583,233.96	100.00%	$199,412.54	608	81.22%	8.454%

Distribution by State

State	Number of Mortgage Loans	Principal Balance	Percentage of Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
CA	394	$134,086,657.33	19.59%	$340,321.47	618	78.73%	7.877%
FL	443	88,078,992.10	12.87	198,823.91	604	80.54	8.560
AZ	178	35,331,990.96	5.16	198,494.33	612	80.15	8.187
MD	113	29,975,318.66	4.38	265,268.31	600	78.61	8.275
NY	97	29,974,330.15	4.38	309,013.71	622	80.09	8.243
IL	154	29,544,608.36	4.32	191,848.11	611	82.57	8.784
NJ	96	25,719,449.79	3.76	267,910.94	612	81.86	8.762
TX	164	24,667,020.83	3.60	150,408.66	607	82.81	8.800
WI	147	21,586,013.69	3.15	146,843.63	603	84.94	8.912
GA	114	18,517,156.80	2.70	162,431.20	602	83.81	8.927
VA	94	17,262,464.58	2.52	183,643.24	598	79.85	8.271
MN	100	17,222,733.73	2.52	172,227.34	618	83.59	8.790
MI	122	16,373,547.76	2.39	134,209.41	608	82.42	8.913
WA	79	15,791,334.66	2.31	199,890.31	609	83.23	8.299
PA	96	14,384,026.95	2.10	149,833.61	597	82.78	8.705
Other	1,042	166,067,587.61	24.26	159,373.88	602	82.60	8.654
Total:	3,433	$684,583,233.96	100.00%	$199,412.54	608	81.22%	8.454%

The Depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the SEC) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and the offering.

Carrington Mortgage Loan Trust, Series 2007-RFC1
Asset Backed Pass-Through Certificates	January 10, 2007

The Mortgage Loans (Adjustable Rate Collateral)

Distribution by Occupancy Type

Occupancy Type	Number of Mortgage Loans	Principal Balance	Percentage of Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
Investment Property	129	$20,517,605.11	3.00%	$159,051.20	635	80.85%	8.900%
Primary Residence	3,233	647,510,129.27	94.58	200,281.51	607	81.02	8.422
Second Home	71	16,555,499.58	2.42	233,176.05	629	89.37	9.169
Total:	3,433	$684,583,233.96	100.00%	$199,412.54	608	81.22%	8.454%

Distribution by Property Type

Property Type	Number of Mortgage Loans	Principal Balance	Percentage of Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
Single Family (Detached)	2,604	$502,752,536.42	73.44%	$193,069.33	606	81.03%	8.437%
Detached PUD	381	90,486,645.66	13.22	237,497.76	611	81.86	8.454
Multifamily	154	35,840,957.95	5.24	232,733.49	622	80.58	8.482
Condo Under 5 Stories	180	33,725,091.27	4.93	187,361.62	623	81.74	8.508
Attached PUD	49	10,212,770.62	1.49	208,423.89	604	83.19	8.787
Townhouse/Rowhouse	47	7,490,575.29	1.09	159,373.94	600	81.86	8.457
Condo Over 8 Stories	8	2,062,624.26	0.30	257,828.03	616	87.22	9.185
Single Family Detached—Site Condo	4	998,486.46	0.15	249,621.62	643	84.06	8.861
Mid-Rise Condo (5-8 Stories)	5	882,546.03	0.13	176,509.21	601	90.91	9.271
Leasehold	1	131,000.00	0.02	131,000.00	582	58.22	7.875
Total:	3,433	$684,583,233.96	100.00%	$199,412.54	608	81.22%	8.454%

Distribution by Loan Purpose

Loan Purpose	Number of Mortgage Loans	Principal Balance	Percentage of Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
Cash Out	1,850	$375,477,266.18	54.85%	$202,960.68	596	79.47%	8.439%
Purchase	1,251	250,372,263.77	36.57	200,137.70	626	83.84	8.537
Rate/Term	328	58,333,329.70	8.52	177,845.52	610	81.25	8.203
Construction Permanent	4	400,374.31	0.06	100,093.58	619	75.12	8.039
Total:	3,433	$684,583,233.96	100.00%	$199,412.54	608	81.22%	8.454%

The Depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the SEC) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and the offering.

Carrington Mortgage Loan Trust, Series 2007-RFC1
Asset Backed Pass-Through Certificates	January 10, 2007

The Mortgage Loans (Adjustable Rate Collateral)

Distribution by Documentation Type

Documentation Type	Number of Mortgage Loans	Principal Balance	Percentage of Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
Fast App	183	$43,079,607.23	6.29%	$235,407.69	603	83.92%	8.374%
Full Documentation	1,837	324,360,311.48	47.38	176,570.66	594	80.86	8.238
Lite Documentation	52	8,873,361.31	1.30	170,641.56	576	82.46	8.467
Stated Documentation	1,361	308,269,953.94	45.03	226,502.54	625	81.19	8.693
Total:	3,433	$684,583,233.96	100.00%	$199,412.54	608	81.22%	8.454%

Distribution by Credit Score

Credit Score Range	Number of Mortgage Loans	Principal Balance	Percentage of Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
476—500	5	$781,920.26	0.11%	$156,384.05	500	76.69%	9.143%
501—525	202	31,079,098.40	4.54	153,856.92	514	70.41	9.083
526—550	292	48,484,729.89	7.08	166,043.60	539	76.23	9.047
551—575	410	76,378,356.23	11.16	186,288.67	564	79.00	8.761
576—600	644	122,638,145.80	17.91	190,431.90	588	82.68	8.586
601—625	779	157,711,065.92	23.04	202,453.23	613	82.61	8.462
626—650	572	122,909,844.57	17.95	214,877.35	638	82.59	8.193
651—675	344	77,036,670.32	11.25	223,943.81	662	82.71	8.026
676—700	179	46,385,917.43	6.78	259,139.20	686	82.67	7.935
701—725	1	319,650.43	0.05	319,650.43	714	80.00	8.200
726—750	1	169,588.05	0.02	169,588.05	750	95.00	7.990
751—775	4	688,246.66	0.10	172,061.67	760	83.08	8.120
Total:	3,433	$684,583,233.96	100.00%	$199,412.54	608	81.22%	8.454%

Distribution by Original Prepayment Penalty Term

Prepayment Penalty Terms (months)	Number of Mortgage Loans	Principal Balance	Percentage of Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
0	943	$190,436,534.57	27.82%	$201,947.54	608	81.15%	8.768%
6	2	298,539.27	0.04	149,269.64	580	89.20	10.608
12	190	45,829,875.30	6.69	241,209.87	609	80.00	8.479
24	1,841	359,822,321.32	52.56	195,449.39	607	81.13	8.358
30	2	353,419.01	0.05	176,709.51	641	89.54	7.642
36	453	87,478,228.99	12.78	193,108.67	614	82.32	8.153
60	2	364,315.50	0.05	182,157.75	621	84.95	8.129
Total:	3,433	$684,583,233.96	100.00%	$199,412.54	608	81.22%	8.454%

The Depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the SEC) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and the offering.

Carrington Mortgage Loan Trust, Series 2007-RFC1
Asset Backed Pass-Through Certificates	January 10, 2007

The Mortgage Loans (Adjustable Rate Collateral)

Distribution by Initial Interest Rate Cap

Initial Cap (%)	Number of Mortgage Loans	Principal Balance	Percentage of Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
1.000	47	$6,928,752.81	1.01%	$147,420.27	609	82.32%	9.199%
1.500	3,386	677,654,481.15	98.99	200,134.22	608	81.21	8.447
Total:	3,433	$684,583,233.96	100.00%	$199,412.54	608	81.22%	8.454%

Distribution by Periodic Interest Rate Cap

Periodic Cap (%)	Number of Mortgage Loans	Principal Balance	Percentage of Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
1.000	2,922	$564,864,623.89	82.51%	$193,314.38	609	81.62%	8.501%
1.500	508	118,997,736.53	17.38	234,247.51	606	79.33	8.231
2.000	2	625,040.44	0.09	312,520.22	688	81.22	8.964
3.000	1	95,833.10	0.01	95,833.10	560	80.00	8.750
Total:	3,433	$684,583,233.96	100.00%	$199,412.54	608	81.22%	8.454%

Distribution by Gross Margin

ARM Margin (%)	Number of Mortgage Loans	Principal Balance	Percentage of Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
2.001—3.000	6	$854,791.91	0.12%	$142,465.32	643	62.84%	7.074%
3.001—4.000	63	13,072,925.27	1.91	207,506.75	615	70.14	7.053
4.001—5.000	372	73,261,688.12	10.70	196,940.02	612	77.77	7.701
5.001—6.000	999	193,673,353.52	28.29	193,867.22	609	80.96	8.313
6.001—7.000	1,344	279,051,185.68	40.76	207,627.37	609	81.67	8.452
7.001—8.000	597	116,340,532.55	16.99	194,875.26	603	83.89	9.230
8.001—9.000	43	7,321,989.60	1.07	170,278.83	587	84.71	9.831
9.001—10.000	8	944,769.03	0.14	118,096.13	590	84.02	10.994
10.001 >=	1	61,998.28	0.01	61,998.28	594	90.00	11.475
Total:	3,433	$684,583,233.96	100.00%	$199,412.54	608	81.22%	8.454%

The Depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the SEC) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and the offering.

Carrington Mortgage Loan Trust, Series 2007-RFC1
Asset Backed Pass-Through Certificates	January 10, 2007

The Mortgage Loans (Adjustable Rate Collateral)

Distribution by Maximum Mortgage Rate

Maximum Mortgage Rate (%)	Number of Mortgage Loans	Principal Balance	Percentage of Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
11.001—12.000	10	$2,531,792.95	0.37%	$253,179.30	655	75.87%	6.571%
12.001—13.000	130	33,506,479.93	4.89	257,742.15	630	75.82	6.672
13.001—14.000	726	169,330,448.47	24.73	233,237.53	622	78.30	7.576
14.001—15.000	1,229	244,800,947.53	35.76	199,187.10	611	81.54	8.358
15.001—16.000	898	159,557,470.56	23.31	177,680.92	595	83.45	9.181
16.001—17.000	364	63,524,930.00	9.28	174,519.04	587	84.85	9.941
17.001—18.000	65	9,602,985.57	1.40	147,738.24	582	83.74	10.638
18.001—19.000	10	1,563,218.54	0.23	156,321.85	569	87.25	11.507
19.001 >=	1	164,960.41	0.02	164,960.41	547	19.88	12.225
Total:	3,433	$684,583,233.96	100.00%	$199,412.54	608	81.22%	8.454%

Distribution by Minimum Mortgage Rate

Minimum Mortgage Rate (%)	Number of Mortgage Loans	Principal Balance	Percentage of Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
2.001—3.000	3	$485,082.70	0.07%	$161,694.23	643	64.14%	6.593%
3.001—4.000	46	9,396,203.28	1.37	204,265.29	603	67.99	7.165
4.001—5.000	255	48,424,957.89	7.07	189,901.80	603	77.90	7.888
5.001—6.000	391	68,951,559.56	10.07	176,346.70	597	81.15	8.563
6.001—7.000	372	75,726,186.14	11.06	203,565.02	617	81.10	7.792
7.001—8.000	722	170,497,576.61	24.91	236,146.23	627	80.11	7.776
8.001—9.000	865	175,677,027.57	25.66	203,094.83	609	81.69	8.565
9.001—10.000	559	102,286,992.22	14.94	182,982.10	588	84.09	9.526
10.001—11.000	198	30,266,980.76	4.42	152,863.54	589	85.17	10.479
11.001—12.000	20	2,633,536.68	0.38	131,676.83	577	85.69	11.308
12.001 >=	2	237,130.55	0.03	118,565.28	573	39.70	12.225
Total:	3,433	$684,583,233.96	100.00%	$199,412.54	608	81.22%	8.454%

The Depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the SEC) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and the offering.

Carrington Mortgage Loan Trust, Series 2007-RFC1
Asset Backed Pass-Through Certificates	January 10, 2007

The Mortgage Loans (Adjustable Rate Collateral)

Distribution by Month of Initial Rate Adjustment

Month of Initial Interest Rate Adjustment	Number of Mortgage Loans	Principal Balance	Percentage of Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
May 2008	3	$800,165.87	0.12%	$266,721.96	593	77.06%	8.563%
June 2008	12	2,110,342.78	0.31	175,861.90	590	83.76	8.944
July 2008	78	16,242,890.22	2.37	208,242.18	613	82.44	8.356
August 2008	325	72,477,345.12	10.59	223,007.22	604	81.33	8.420
September 2008	446	84,763,236.20	12.38	190,052.10	611	81.05	8.794
October 2008	1,582	318,288,689.67	46.49	201,193.86	608	80.99	8.427
November 2008	316	57,308,916.02	8.37	181,357.33	602	80.50	8.556
May 2009	1	84,000.00	0.01	84,000.00	633	80.00	9.325
June 2009	1	64,526.35	0.01	64,526.35	530	80.00	8.625
July 2009	20	2,858,846.63	0.42	142,942.33	611	82.23	8.183
August 2009	143	30,695,439.58	4.48	214,653.42	614	80.28	8.046
September 2009	83	18,177,099.03	2.66	219,001.19	614	86.56	8.776
October 2009	278	53,525,747.71	7.82	192,538.66	613	81.66	8.407
November 2009	71	10,500,160.66	1.53	147,889.59	601	81.72	8.311
July 2011	1	163,294.18	0.02	163,294.18	609	80.00	7.750
August 2011	4	924,438.00	0.14	231,109.50	600	80.83	8.036
September 2011	7	1,722,757.55	0.25	246,108.22	627	78.70	8.067
October 2011	57	12,829,476.51	1.87	225,078.54	626	81.39	7.670
November 2011	5	1,045,861.88	0.15	209,172.38	595	83.95	8.245
Total:	3,433	$684,583,233.96	100.00%	$199,412.54	608	81.22%	8.454%

Distribution by Lien Type

Lien Type	Number of Mortgage Loans	Principal Balance	Percentage of Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
1	3,433	$684,583,233.96	100.00%	$199,412.54	608	81.22%	8.454%
Total:	3,433	$684,583,233.96	100.00%	$199,412.54	608	81.22%	8.454%

The Depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the SEC) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and the offering.

Carrington Mortgage Loan Trust, Series 2007-RFC1
Asset Backed Pass-Through Certificates	January 10, 2007

The Mortgage Loans (Fixed Rate Collateral)

Collateral Summary

Statistics for the Mortgage Loans listed below are based on the Cut-off Date scheduled balances.

Scheduled Prinicpal Balance:	$201,943,713.80
Number of Mortgage Loans:	1,554
Average Scheduled Principal Balance:	$129,950.91
Weighted Average Gross Coupon:	8.614%
Weighted Average Original Credit Score:	612
Weighted Average Original LTV Ratio[1]:	77.91%
Weighted Average Combined LTV Ratio[1]:	80.56%
Weighted Average Stated Remaining Term (months):	346
Weighted Average Original Term (months) :	349
Interest Only Loans:	1.82%
Silent Seconds:	13.91%

(1)
The original loan-to-value (“OLTV”) of a first-lien mortgage is a fraction, expressed as a percentage, the numerator of which is the principal balance of the Mortgage Loan at the date of origination and the denominator of which is the lesser of the sales price of the related mortgage property and its appraised value determined in an appraisal obtained by the originator at origination of the Mortgage Loan. The OLTV of a second lien Mortgage Loan is a fraction, expressed as a percentage the numerator of which is (i) the sum of (a) the principal balance of such Mortgage Loan at the date of origination plus (b) the outstanding balance of the senior mortgage loan at the date of origination of such Mortgage Loan and the denominator of which is (ii) the lesser of the sales price of the related mortgage property and its appraised value determined in an appraisal obtained by the originator at origination of the Mortgage Loan.

The combined (“CLTV”) loan-to-value of a mortgage is a fraction, expressed as a percentage, the numerator of which is (i) the sum of (a) the principal balance of such Mortgage Loan at the date of origination plus (b) either (x) for junior lien Mortgage Loans the outstanding balance of the senior lien mortgage loan at the date of origination of such Mortgage Loan, or (y) for first-lien Mortgage Loans the outstanding balance of any junior lien mortgage loan and the denominator of which is (ii) the lesser of the sales price of the related mortgage property and its appraised value determined in an appraisal obtained by the originator at origination of the Mortgage Loan.

The Depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the SEC) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and the offering.

Carrington Mortgage Loan Trust, Series 2007-RFC1
Asset Backed Pass-Through Certificates	January 10, 2007

The Mortgage Loans (Fixed Rate Collateral)

Distribution by Product Type

Product Type	Number of Mortgage Loans	Principal Balance	Percentage of Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
15 Fixed	64	$6,595,844.15	3.27%	$103,060.06	602	62.34%	8.185%
20 Fixed	13	1,629,569.63	0.81	125,351.51	618	66.20	7.874
25 Fixed	1	104,993.69	0.05	104,993.69	575	90.00	8.550
30 Fixed	1,242	157,369,059.74	77.93	126,706.17	609	77.96	8.661
30 Fixed 10YR-IO	1	292,000.00	0.14	292,000.00	630	80.00	6.625
30 Fixed 5YR-IO	16	3,386,910.63	1.68	211,681.91	642	82.48	8.402
30 Fixed Recast	1	168,088.21	0.08	168,088.21	685	58.00	7.494
30/15 Fixed	83	4,792,036.09	2.37	57,735.37	643	97.22	11.710
40/30 Fixed	107	22,624,952.22	11.20	211,448.15	618	76.98	7.991
45/30 Fixed	11	1,219,069.84	0.60	110,824.53	618	84.65	8.400
50/30 Fixed	15	3,761,189.60	1.86	250,745.97	636	83.33	7.962
Total:	1,554	$201,943,713.80	100.00%	$129,950.91	612	77.91%	8.614%

Distribution by Current Gross Mortgage Rate

Current Gross Mortgage Rate (%)	Number of Mortgage Loans	Principal Balance	Percentage of Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
5.501—6.000	1	$221,742.24	0.11%	$221,742.24	691	49.27%	5.975%
6.001—6.500	22	4,629,340.60	2.29	210,424.57	654	61.80	6.431
6.501—7.000	75	16,467,482.62	8.15	219,566.43	642	70.52	6.808
7.001—7.500	105	18,505,948.73	9.16	176,247.13	634	72.31	7.368
7.501—8.000	242	38,287,968.98	18.96	158,214.75	617	74.43	7.826
8.001—8.500	231	33,829,629.24	16.75	146,448.61	608	76.52	8.318
8.501—9.000	229	30,199,605.57	14.95	131,876.01	601	79.30	8.776
9.001—9.500	144	16,461,856.34	8.15	114,318.45	597	80.46	9.308
9.501—10.000	170	16,903,820.14	8.37	99,434.24	588	84.22	9.793
10.001—10.500	76	7,824,944.22	3.87	102,959.79	590	84.11	10.292
10.501—11.000	64	6,165,770.65	3.05	96,340.17	592	86.85	10.745
11.001—11.500	49	4,080,726.06	2.02	83,280.12	613	90.96	11.315
11.501—12.000	58	3,983,221.38	1.97	68,676.23	618	91.60	11.755
12.001—12.500	45	2,401,479.28	1.19	53,366.21	634	96.44	12.324
12.501—13.000	27	1,508,666.64	0.75	55,876.54	619	97.67	12.821
13.001—13.500	8	236,498.96	0.12	29,562.37	613	100.00	13.322
13.501—14.000	7	209,620.68	0.10	29,945.81	590	100.00	13.719
14.001—14.500	1	25,391.47	0.01	25,391.47	594	100.00	14.375
Total:	1,554	$201,943,713.80	100.00%	$129,950.91	612	77.91%	8.614%

The Depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the SEC) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and the offering.

Carrington Mortgage Loan Trust, Series 2007-RFC1
Asset Backed Pass-Through Certificates	January 10, 2007

The Mortgage Loans (Fixed Rate Collateral)

Distribution by Original Principal Balance

Original Mortgage Loan Balance ($)	Number of Mortgage Loans	Principal Balance	Percentage of Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
0.01—50,000.00	164	$5,562,700.53	2.75%	$33,918.91	613	87.79%	11.055%
50,000.01—100,000.00	530	40,555,778.69	20.08	76,520.34	603	77.35	9.339
100,000.01—150,000.00	406	49,609,508.00	24.57	122,190.91	605	76.82	8.758
150,000.01—200,000.00	217	37,679,346.83	18.66	173,637.54	611	78.92	8.300
200,000.01—250,000.00	102	22,847,559.87	11.31	223,995.69	617	78.29	8.197
250,000.01—300,000.00	65	17,561,041.54	8.70	270,169.87	617	77.42	8.260
300,000.01—350,000.00	21	6,826,070.10	3.38	325,050.96	624	75.05	7.998
350,000.01—400,000.00	19	7,031,723.26	3.48	370,090.70	629	77.49	7.878
400,000.01—450,000.00	18	7,620,775.29	3.77	423,376.41	631	73.70	7.685
450,000.01—500,000.00	6	2,915,543.84	1.44	485,923.97	628	83.29	7.565
500,000.01—550,000.00	3	1,582,325.91	0.78	527,441.97	661	78.79	6.956
650,000.01—700,000.00	1	648,270.84	0.32	648,270.84	621	80.00	6.600
700,000.01—750,000.00	1	738,641.39	0.37	738,641.39	564	88.10	9.950
750,000.01—800,000.00	1	764,427.71	0.38	764,427.71	678	94.44	8.500
Total:	1,554	$201,943,713.80	100.00%	$129,950.91	612	77.91%	8.614%

Distribution by Current Unpaid Principal Balance

Current Unpaid Principal Balance ($)	Number of Mortgage Loans	Principal Balance	Percentage of Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
0.01—50,000.00	167	$5,711,792.66	2.83%	$34,202.35	611	87.15%	11.042%
50,000.01—100,000.00	529	40,606,457.85	20.11	76,760.79	603	77.24	9.326
100,000.01—150,000.00	405	49,559,267.37	24.54	122,368.56	605	76.96	8.762
150,000.01—200,000.00	217	37,729,699.50	18.68	173,869.58	611	78.97	8.298
200,000.01—250,000.00	101	22,647,676.54	11.21	224,234.42	618	78.19	8.198
250,000.01—300,000.00	65	17,561,041.54	8.70	270,169.87	617	77.42	8.260
300,000.01—350,000.00	21	6,826,070.10	3.38	325,050.96	624	75.05	7.998
350,000.01—400,000.00	19	7,031,723.26	3.48	370,090.70	629	77.49	7.878
400,000.01—450,000.00	18	7,620,775.29	3.77	423,376.41	631	73.70	7.685
450,000.01—500,000.00	6	2,915,543.84	1.44	485,923.97	628	83.29	7.565
500,000.01—550,000.00	3	1,582,325.91	0.78	527,441.97	661	78.79	6.956
600,000.01—650,000.00	1	648,270.84	0.32	648,270.84	621	80.00	6.600
700,000.01—750,000.00	1	738,641.39	0.37	738,641.39	564	88.10	9.950
750,000.01—800,000.00	1	764,427.71	0.38	764,427.71	678	94.44	8.500
Total:	1,554	$201,943,713.80	100.00%	$129,950.91	612	77.91%	8.614%

The Depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the SEC) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and the offering.

Carrington Mortgage Loan Trust, Series 2007-RFC1
Asset Backed Pass-Through Certificates	January 10, 2007

The Mortgage Loans (Fixed Rate Collateral)

Distribution by Remaining Term to Maturity

Remaining Term (months)	Number of Mortgage Loans	Principal Balance	Percentage of Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
121—180	147	$11,387,880.24	5.64%	$77,468.57	620	77.01%	9.668%
181—240	13	1,629,569.63	0.81	125,351.51	618	66.20	7.874
241—300	1	104,993.69	0.05	104,993.69	575	90.00	8.550
301—360	1,393	188,821,270.24	93.50	135,550.09	611	78.06	8.557
Total:	1,554	$201,943,713.80	100.00%	$129,950.91	612	77.91%	8.614%

Distribution by Original Term to Maturity

Original Term (months)	Number of Mortgage Loans	Principal Balance	Percentage of Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
121—180	147	$11,387,880.24	5.64%	$77,468.57	620	77.01%	9.668%
181—240	13	1,629,569.63	0.81	125,351.51	618	66.20	7.874
241—300	1	104,993.69	0.05	104,993.69	575	90.00	8.550
301—360	1,393	188,821,270.24	93.50	135,550.09	611	78.06	8.557
Total:	1,554	$201,943,713.80	100.00%	$129,950.91	612	77.91%	8.614%

The Depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the SEC) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and the offering.

Carrington Mortgage Loan Trust, Series 2007-RFC1
Asset Backed Pass-Through Certificates	January 10, 2007

The Mortgage Loans (Fixed Rate Collateral)

Distribution by Original Loan-to-Value Ratio

Original Loan-to-Value Ratio (%)	Number of Mortgage Loans	Principal Balance	Percentage of Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
5.01—10.00	2	$95,052.00	0.05%	$47,526.00	571	7.41%	8.874%
10.01—15.00	3	344,406.06	0.17	114,802.02	593	14.17	8.097
15.01—20.00	2	120,271.78	0.06	60,135.89	648	19.65	8.094
20.01—25.00	10	917,974.72	0.45	91,797.47	592	23.09	8.506
25.01—30.00	3	163,230.25	0.08	54,410.08	556	28.31	8.993
30.01—35.00	16	1,436,178.44	0.71	89,761.15	615	32.22	7.702
35.01—40.00	13	1,177,391.44	0.58	90,568.57	572	37.63	8.433
40.01—45.00	27	3,188,220.93	1.58	118,082.26	592	42.44	7.860
45.01—50.00	42	4,462,425.74	2.21	106,248.23	606	47.88	8.036
50.01—55.00	35	5,714,619.08	2.83	163,274.83	585	53.09	7.946
55.01—60.00	64	8,512,775.39	4.22	133,012.12	591	58.02	8.055
60.01—65.00	71	9,741,428.54	4.82	137,203.22	606	63.10	7.796
65.01—70.00	92	12,583,528.04	6.23	136,777.48	602	68.33	8.232
70.01—75.00	104	15,686,037.34	7.77	150,827.28	599	73.74	8.148
75.01—80.00	389	58,407,439.77	28.92	150,147.66	619	79.53	8.354
80.01—85.00	142	21,677,521.94	10.73	152,658.61	608	84.06	8.381
85.01—90.00	201	28,737,892.30	14.23	142,974.59	607	89.21	8.910
90.01—95.00	115	16,537,527.10	8.19	143,804.58	628	94.25	9.327
95.01—100.00	223	12,439,792.94	6.16	55,783.82	642	99.87	11.454
Total:	1,554	$201,943,713.80	100.00%	$129,950.91	612	77.91%	8.614%

The Depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the SEC) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and the offering.

Carrington Mortgage Loan Trust, Series 2007-RFC1
Asset Backed Pass-Through Certificates	January 10, 2007

The Mortgage Loans (Fixed Rate Collateral)

Distribution by Combined Loan-to-Value Ratio

Combined Loan-to-Value Ratio (%)	Number of Mortgage Loans	Principal Balance	Percentage of Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
5.01—10.00	2	$95,052.00	0.05%	$47,526.00	571	7.41%	8.874%
10.01—15.00	3	344,406.06	0.17	114,802.02	593	14.17	8.097
15.01—20.00	2	120,271.78	0.06	60,135.89	648	19.65	8.094
20.01—25.00	10	917,974.72	0.45	91,797.47	592	23.09	8.506
25.01—30.00	3	163,230.25	0.08	54,410.08	556	28.31	8.993
30.01—35.00	16	1,436,178.44	0.71	89,761.15	615	32.22	7.702
35.01—40.00	13	1,177,391.44	0.58	90,568.57	572	37.63	8.433
40.01—45.00	27	3,188,220.93	1.58	118,082.26	592	42.44	7.860
45.01—50.00	41	4,356,675.32	2.16	106,260.37	606	47.90	8.055
50.01—55.00	36	5,820,369.50	2.88	161,676.93	585	52.99	7.933
55.01—60.00	63	8,433,653.05	4.18	133,867.51	591	58.01	8.061
60.01—65.00	68	9,432,818.65	4.67	138,717.92	605	63.13	7.805
65.01—70.00	92	12,583,528.04	6.23	136,777.48	602	68.33	8.232
70.01—75.00	103	15,583,561.66	7.72	151,296.72	598	73.65	8.147
75.01—80.00	232	32,379,131.71	16.03	139,565.22	605	79.09	8.418
80.01—85.00	140	21,207,233.01	10.50	151,480.24	608	84.03	8.357
85.01—90.00	198	28,413,455.46	14.07	143,502.30	606	89.14	8.907
90.01—95.00	128	19,236,826.39	9.53	150,287.71	628	92.24	9.152
95.01—100.00	377	37,053,735.39	18.35	98,285.77	640	86.75	9.371
Total:	1,554	$201,943,713.80	100.00%	$129,950.91	612	77.91%	8.614%

Distribution by State

State	Number of Mortgage Loans	Principal Balance	Percentage of Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
FL	184	$26,077,134.33	12.91%	$141,723.56	609	72.26%	8.224%
CA	123	25,017,061.84	12.39	203,390.75	624	73.93	8.019
TX	191	19,798,010.81	9.80	103,654.51	608	81.04	8.860
MD	42	7,163,491.13	3.55	170,559.31	606	71.39	8.438
AZ	46	6,899,312.64	3.42	149,985.06	612	77.22	8.343
NY	42	6,683,551.49	3.31	159,132.18	629	77.42	9.000
MI	60	6,655,237.05	3.30	110,920.62	619	82.61	9.072
VA	41	6,507,590.65	3.22	158,721.72	589	76.15	8.517
IL	43	6,459,578.51	3.20	150,222.76	602	78.90	8.855
GA	57	5,689,210.36	2.82	99,810.71	608	81.51	9.303
OH	54	5,548,474.71	2.75	102,749.53	606	81.35	8.663
AL	53	5,311,476.99	2.63	100,216.55	601	83.31	9.357
TN	52	5,251,104.58	2.60	100,982.78	597	78.56	8.888
PA	45	5,150,708.36	2.55	114,460.19	608	78.16	8.847
IN	42	5,036,941.09	2.49	119,927.17	625	82.01	8.611
Other	479	58,694,829.26	29.06	122,536.18	613	79.96	8.716
Total:	1,554	$201,943,713.80	100.00%	$129,950.91	612	77.91%	8.614%

The Depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the SEC) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and the offering.

Carrington Mortgage Loan Trust, Series 2007-RFC1
Asset Backed Pass-Through Certificates	January 10, 2007

The Mortgage Loans (Fixed Rate Collateral)

Distribution by Occupancy Type

Occupancy Type	Number of Mortgage Loans	Principal Balance	Percentage of Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
Investment Property	44	$5,126,347.86	2.54%	$116,507.91	638	75.81%	9.016%
Primary Residence	1,475	192,680,526.57	95.41	130,630.87	611	77.92	8.596
Second Home	35	4,136,839.37	2.05	118,195.41	633	79.91	8.959
Total:	1,554	$201,943,713.80	100.00%	$129,950.91	612	77.91%	8.614%

Distribution by Property Type

Property Type	Number of Mortgage Loans	Principal Balance	Percentage of Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
Single Family (Detached)	1,266	$163,363,966.52	80.90%	$129,039.47	610	78.22%	8.617%
Detached PUD	155	20,648,881.92	10.23	133,218.59	613	78.18	8.592
Condo Under 5 Stories	60	7,185,759.36	3.56	119,762.66	621	76.17	8.470
Multifamily	43	6,333,976.59	3.14	147,301.78	636	73.88	8.577
Townhouse/Rowhouse	16	1,926,473.61	0.95	120,404.60	598	71.01	8.836
Attached PUD	9	1,559,462.77	0.77	173,273.64	625	74.02	8.662
Condo Over 8 Stories	3	706,889.59	0.35	235,629.86	600	78.13	9.339
Mid-Rise Condo (5-8 Stories)	2	218,303.44	0.11	109,151.72	606	85.77	9.089
Total:	1,554	$201,943,713.80	100.00%	$129,950.91	612	77.91%	8.614%

Distribution by Loan Purpose

Loan Purpose	Number of Mortgage Loans	Principal Balance	Percentage of Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
Cash Out	850	$121,492,469.95	60.16%	$142,932.32	605	75.36%	8.388%
Purchase	400	41,470,092.61	20.54	103,675.23	631	86.59	9.488
Rate/Term	304	38,981,151.24	19.30	128,227.47	612	76.63	8.388
Total:	1,554	$201,943,713.80	100.00%	$129,950.91	612	77.91%	8.614%

The Depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the SEC) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and the offering.

Carrington Mortgage Loan Trust, Series 2007-RFC1
Asset Backed Pass-Through Certificates	January 10, 2007

The Mortgage Loans (Fixed Rate Collateral)

Distribution by Documentation Type

Documentation Type	Number of Mortgage Loans	Principal Balance	Percentage of Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
Fast App	76	$11,851,721.69	5.87%	$155,943.71	624	80.64%	8.389%
Full Documentation	1,019	126,819,376.90	62.80	124,454.74	602	77.02	8.454
Lite Documentation	29	3,782,658.07	1.87	130,436.49	587	80.51	8.491
Stated Documentation	430	59,489,957.14	29.46	138,348.74	631	79.11	9.007
Total:	1,554	$201,943,713.80	100.00%	$129,950.91	612	77.91%	8.614%

Distribution by Credit Score

Credit Score Range	Number of Mortgage Loans	Principal Balance	Percentage of Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
501—525	82	$8,923,892.29	4.42%	$108,827.95	515	66.24%	9.353%
526—550	119	14,236,472.39	7.05	119,634.22	539	74.57	9.155
551—575	182	21,762,037.51	10.78	119,571.63	565	73.53	8.866
576—600	256	31,235,405.03	15.47	122,013.30	587	77.70	8.893
601—625	315	41,880,611.98	20.74	132,954.32	613	80.15	8.581
626—650	290	40,168,997.70	19.89	138,513.79	638	78.68	8.339
651—675	214	30,064,426.58	14.89	140,487.97	663	81.34	8.228
676—700	93	13,087,608.37	6.48	140,726.97	686	79.58	8.300
726—750	1	242,198.59	0.12	242,198.59	744	90.00	7.950
751—775	1	279,239.42	0.14	279,239.42	754	80.00	7.990
776—800	1	62,823.94	0.03	62,823.94	777	90.00	7.850
Total:	1,554	$201,943,713.80	100.00%	$129,950.91	612	77.91%	8.614%

Distribution by Original Prepayment Penalty Term

Prepayment Penalty Terms (months)	Number of Mortgage Loans	Principal Balance	Percentage of Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
0	553	$59,791,410.57	29.61%	$108,121.90	602	78.38%	9.151%
6	1	142,640.75	0.07	142,640.75	679	68.10	8.375
12	55	9,042,382.58	4.48	164,406.96	616	74.98	8.531
24	124	14,015,863.51	6.94	113,031.16	623	84.05	9.323
30	2	391,130.56	0.19	195,565.28	665	88.23	8.597
36	785	114,492,902.17	56.70	145,850.83	615	77.06	8.275
60	34	4,067,383.66	2.01	119,628.93	602	79.55	8.010
Total:	1,554	$201,943,713.80	100.00%	$129,950.91	612	77.91%	8.614%

The Depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the SEC) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and the offering.

Carrington Mortgage Loan Trust, Series 2007-RFC1
Asset Backed Pass-Through Certificates	January 10, 2007

The Mortgage Loans (Fixed Rate Collateral)

Distribution by Lien Type

Lien Type	Number of Mortgage Loans	Principal Balance	Percentage of Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
1	1,338	$190,582,864.59	94.37%	$142,438.61	610	76.61%	8.434%
2	216	11,360,849.21	5.63	52,596.52	644	99.81	11.639
Total:	1,554	$201,943,713.80	100.00%	$129,950.91	612	77.91%	8.614%

The Depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the SEC) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and the offering.

Carrington Mortgage Loan Trust, Series 2007-RFC1
Asset Backed Pass-Through Certificates	January 10, 2007

The Mortgage Loans (Balloon Collateral)

Collateral Summary

Statistics for the Mortgage Loans listed below are based on the Cut-off Date scheduled balances.

Scheduled Principal Balance:	$257,440,167.07
Number of Mortgage Loans:	1,148
Average Scheduled Principal Balance:	$224,251.02
Weighted Average Gross Coupon:	8.362%
Weighted Average Original Credit Score:	612
Weighted Average Original LTV Ratio²:	80.87%
Weighted Average Combined LTV Ratio²:	85.82%
Weighted Average Stated Remaining Term (months):	353
Weighted Average Original Term (months):	357
Weighted Average Roll Term¹ (months):	27
Weighted Average Gross Margin¹:	6.426%
Weighted Average Initial Rate Cap¹:	1.498%
Weighted Average Periodic Rate Cap¹:	1.114%
Interest Only Loans:	0.00%
Silent Seconds:	25.91%

(1)	Includes adjustable-rate Mortgage Loans only.

(2)
The original loan-to-value (“OLTV”) of a first-lien mortgage is a fraction, expressed as a percentage, the numerator of which is the principal balance of the Mortgage Loan at the date of origination and the denominator of which is the lesser of the sales price of the related mortgage property and its appraised value determined in an appraisal obtained by the originator at origination of the Mortgage Loan. The OLTV of a second lien Mortgage Loan is a fraction, expressed as a percentage the numerator of which is (i) the sum of (a) the principal balance of such Mortgage Loan at the date of origination plus (b) the outstanding balance of the senior mortgage loan at the date of origination of such Mortgage Loan and the denominator of which is (ii) the lesser of the sales price of the related mortgage property and its appraised value determined in an appraisal obtained by the originator at origination of the Mortgage Loan.

The combined loan-to-value (“CLTV”) of a mortgage is a fraction, expressed as a percentage, the numerator of which is (i) the sum of (a) the principal balance of such Mortgage Loan at the date of origination plus (b) either (x) for junior lien Mortgage Loans the outstanding balance of the senior lien mortgage loan at the date of origination of such Mortgage Loan, or (y) for first-lien Mortgage Loans the outstanding balance of any junior lien mortgage loan and the denominator of which is (ii) the lesser of the sales price of the related mortgage property and its appraised value determined in an appraisal obtained by the originator at origination of the Mortgage Loan.

The Depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the SEC) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and the offering.

Carrington Mortgage Loan Trust, Series 2007-RFC1
Asset Backed Pass-Through Certificates	January 10, 2007

The Mortgage Loans (Balloon Collateral)

Distribution by Product Type

Product Type	Number of Mortgage Loans	Principal Balance	Percentage of Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
30/15 Fixed	83	$4,792,036.09	1.86%	$57,735.37	643	97.22%	11.710%
40/30 2YR-ARM	668	164,981,268.89	64.09	246,977.95	606	80.56	8.397
40/30 3YR-ARM	149	34,105,306.86	13.25	228,894.68	616	82.27	8.237
40/30 5YR-ARM	30	6,204,426.13	2.41	206,814.20	617	80.48	7.880
40/30 Fixed	107	22,624,952.22	8.79	211,448.15	618	76.98	7.991
45/30 2YR-ARM	14	2,869,783.87	1.11	204,984.56	615	81.34	8.420
45/30 3YR-ARM	3	495,406.36	0.19	165,135.45	646	80.00	7.559
45/30 Fixed	11	1,219,069.84	0.47	110,824.53	618	84.65	8.400
50/30 2YR-ARM	48	12,067,778.44	4.69	251,412.05	639	80.27	8.000
50/30 3YR-ARM	12	3,108,367.78	1.21	259,030.65	628	82.84	8.360
50/30 5YR-ARM	8	1,210,580.99	0.47	151,322.62	573	81.57	8.226
50/30 Fixed	15	3,761,189.60	1.46	250,745.97	636	83.33	7.962
Total:	1,148	$257,440,167.07	100.00%	$224,251.02	612	80.87%	8.362%

Distribution by Current Gross Mortgage Rate

Current Gross Mortgage Rate (%)	Number of Mortgage Loans	Principal Balance	Percentage of Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
5.501—6.000	6	$2,352,092.10	0.91%	$392,015.35	624	71.64%	5.856%
6.001—6.500	22	5,720,765.59	2.22	260,034.80	636	76.81	6.368
6.501—7.000	61	15,389,041.32	5.98	252,279.37	625	74.41	6.857
7.001—7.500	102	27,396,808.26	10.64	268,596.16	629	77.95	7.332
7.501—8.000	237	60,700,613.64	23.58	256,120.73	627	79.73	7.800
8.001—8.500	185	42,004,271.40	16.32	227,050.12	611	80.72	8.273
8.501—9.000	210	48,222,762.92	18.73	229,632.20	601	82.63	8.792
9.001—9.500	104	23,990,343.60	9.32	230,676.38	591	84.14	9.260
9.501—10.000	88	16,733,181.26	6.50	190,149.79	582	82.98	9.819
10.001—10.500	30	5,139,266.60	2.00	171,308.89	593	87.09	10.297
10.501—11.000	23	4,757,472.48	1.85	206,846.63	583	81.79	10.786
11.001—11.500	18	1,495,611.77	0.58	83,089.54	623	91.13	11.331
11.501—12.000	17	1,252,067.70	0.49	73,651.04	621	95.74	11.660
12.001—12.500	20	1,311,168.72	0.51	65,558.44	635	89.78	12.300
12.501—13.000	14	628,165.99	0.24	44,869.00	630	99.17	12.784
13.001—13.500	5	158,104.59	0.06	31,620.92	612	100.00	13.311
13.501—14.000	6	188,429.13	0.07	31,404.86	591	100.00	13.729
Total:	1,148	$257,440,167.07	100.00%	$224,251.02	612	80.87%	8.362%

The Depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the SEC) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and the offering.

Carrington Mortgage Loan Trust, Series 2007-RFC1
Asset Backed Pass-Through Certificates	January 10, 2007

The Mortgage Loans (Balloon Collateral)

Distribution by Original Principal Balance

Original Mortgage Loan Balance ($)	Number of Mortgage Loans	Principal Balance	Percentage of Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
0.01—50,000.00	46	$1,557,265.10	0.60%	$33,853.59	620	97.70%	12.311%
50,000.01—100,000.00	123	10,010,129.70	3.89	81,383.17	616	82.87	9.410
100,000.01—150,000.00	221	28,012,543.00	10.88	126,753.59	600	78.44	8.559
150,000.01—200,000.00	197	34,361,113.02	13.35	174,421.89	598	80.36	8.612
200,000.01—250,000.00	182	40,732,393.46	15.82	223,804.36	611	79.85	8.239
250,000.01—300,000.00	104	28,426,195.26	11.04	273,328.80	607	79.13	8.350
300,000.01—350,000.00	90	29,005,879.79	11.27	322,287.55	617	80.61	8.133
350,000.01—400,000.00	65	24,372,571.00	9.47	374,962.63	613	81.57	8.092
400,000.01—450,000.00	45	19,116,554.63	7.43	424,812.33	619	84.25	8.180
450,000.01—500,000.00	26	12,339,904.04	4.79	474,611.69	618	80.58	8.046
500,000.01—550,000.00	20	10,623,947.91	4.13	531,197.40	629	79.50	8.248
550,000.01—600,000.00	15	8,615,220.58	3.35	574,348.04	639	83.41	7.841
600,000.01—650,000.00	4	2,527,011.36	0.98	631,752.84	636	87.35	8.553
650,000.01—700,000.00	4	2,674,416.35	1.04	668,604.09	604	83.74	7.970
700,000.01—750,000.00	1	712,076.09	0.28	712,076.09	632	95.00	9.275
750,000.01—800,000.00	1	764,427.71	0.30	764,427.71	678	94.44	8.500
850,000.01—900,000.00	2	1,778,270.89	0.69	889,135.45	588	72.94	8.161
900,000.01—950,000.00	2	1,810,247.18	0.70	905,123.59	637	92.49	8.921
Total:	1,148	$257,440,167.07	100.00%	$224,251.02	612	80.87%	8.362%

Distribution by Current Unpaid Principal Balance

Current Unpaid Principal Balance ($)	Number of Mortgage Loans	Principal Balance	Percentage of Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
0.01—50,000.00	46	$1,557,265.10	0.60%	$33,853.59	620	97.70%	12.311%
50,000.01—100,000.00	124	10,110,056.29	3.93	81,532.71	616	82.84	9.397
100,000.01—150,000.00	220	27,912,616.41	10.84	126,875.53	600	78.43	8.560
150,000.01—200,000.00	198	34,560,996.35	13.42	174,550.49	599	80.41	8.609
200,000.01—250,000.00	182	40,782,465.80	15.84	224,079.48	611	79.71	8.234
250,000.01—300,000.00	103	28,176,239.59	10.94	273,555.72	607	79.26	8.358
300,000.01—350,000.00	90	29,005,879.79	11.27	322,287.55	617	80.61	8.133
350,000.01—400,000.00	65	24,372,571.00	9.47	374,962.63	613	81.57	8.092
400,000.01—450,000.00	45	19,116,554.63	7.43	424,812.33	619	84.25	8.180
450,000.01—500,000.00	26	12,339,904.04	4.79	474,611.69	618	80.58	8.046
500,000.01—550,000.00	20	10,623,947.91	4.13	531,197.40	629	79.50	8.248
550,000.01—600,000.00	15	8,615,220.58	3.35	574,348.04	639	83.41	7.841
600,000.01—650,000.00	4	2,527,011.36	0.98	631,752.84	636	87.35	8.553
650,000.01—700,000.00	4	2,674,416.35	1.04	668,604.09	604	83.74	7.970
700,000.01—750,000.00	1	712,076.09	0.28	712,076.09	632	95.00	9.275
750,000.01—800,000.00	1	764,427.71	0.30	764,427.71	678	94.44	8.500
850,000.01—900,000.00	2	1,778,270.89	0.69	889,135.45	588	72.94	8.161
900,000.01—950,000.00	2	1,810,247.18	0.70	905,123.59	637	92.49	8.921
Total:	1,148	$257,440,167.07	100.00%	$224,251.02	612	80.87%	8.362%

The Depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the SEC) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and the offering.

Carrington Mortgage Loan Trust, Series 2007-RFC1
Asset Backed Pass-Through Certificates	January 10, 2007

The Mortgage Loans (Balloon Collateral)

Distribution by Remaining Term to Maturity

Remaining Term (months)	Number of Mortgage Loans	Principal Balance	Percentage of Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
121—180	83	$4,792,036.09	1.86%	$57,735.37	643	97.22%	11.710%
301—360	1,065	252,648,130.98	98.14	237,228.29	611	80.56	8.298
Total:	1,148	$257,440,167.07	100.00%	$224,251.02	612	80.87%	8.362%

Distribution by Original Term to Maturity

Original Term (months)	Number of Mortgage Loans	Principal Balance	Percentage of Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
121—180	83	$4,792,036.09	1.86%	$57,735.37	643	97.22%	11.710%
301—360	1,065	252,648,130.98	98.14	237,228.29	611	80.56	8.298
Total:	1,148	$257,440,167.07	100.00%	$224,251.02	612	80.87%	8.362%

Distribution by Original Loan-to-Value Ratio

Original Loan-to-Value Ratio (%)	Number of Mortgage Loans	Principal Balance	Percentage of Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
15.01—20.00	1	$164,960.41	0.06%	$164,960.41	547	19.88%	12.225%
30.01—35.00	2	363,697.63	0.14	181,848.82	558	33.20	8.265
35.01—40.00	11	1,484,232.78	0.58	134,930.25	559	37.64	8.504
40.01—45.00	8	1,390,561.81	0.54	173,820.23	572	42.81	8.442
45.01—50.00	14	2,105,871.80	0.82	150,419.41	577	48.69	8.289
50.01—55.00	17	3,045,755.84	1.18	179,162.11	582	53.12	8.287
55.01—60.00	35	7,502,878.18	2.91	214,367.95	581	58.24	8.221
60.01—65.00	50	11,379,505.94	4.42	227,590.12	581	63.44	7.970
65.01—70.00	53	12,288,310.29	4.77	231,854.91	589	68.68	7.928
70.01—75.00	60	13,521,514.17	5.25	225,358.57	577	74.14	8.279
75.01—80.00	376	93,385,494.24	36.27	248,365.68	631	79.76	7.982
80.01—85.00	130	30,983,045.99	12.04	238,331.12	593	84.36	8.352
85.01—90.00	191	45,983,328.03	17.86	240,750.41	609	89.64	8.689
90.01—95.00	120	28,693,639.72	11.15	239,113.66	627	94.77	8.929
95.01—100.00	80	5,147,370.24	2.00	64,342.13	647	99.94	11.443
Total:	1,148	$257,440,167.07	100.00%	$224,251.02	612	80.87%	8.362%

The Depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the SEC) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and the offering.

Carrington Mortgage Loan Trust, Series 2007-RFC1
Asset Backed Pass-Through Certificates	January 10, 2007

The Mortgage Loans (Balloon Collateral)

Distribution by Combined Loan-to-Value Ratio

Combined Loan-to-Value Ratio (%)	Number of Mortgage Loans	Principal Balance	Percentage of Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
15.01—20.00	1	$164,960.41	0.06%	$164,960.41	547	19.88%	12.225%
30.01—35.00	2	363,697.63	0.14	181,848.82	558	33.20	8.265
35.01—40.00	11	1,484,232.78	0.58	134,930.25	559	37.64	8.504
40.01—45.00	8	1,390,561.81	0.54	173,820.23	572	42.81	8.442
45.01—50.00	14	2,105,871.80	0.82	150,419.41	577	48.69	8.289
50.01—55.00	17	3,045,755.84	1.18	179,162.11	582	53.12	8.287
55.01—60.00	35	7,502,878.18	2.91	214,367.95	581	58.24	8.221
60.01—65.00	49	11,224,395.04	4.36	229,069.29	580	63.43	7.937
65.01—70.00	52	12,120,411.85	4.71	233,084.84	589	68.70	7.897
70.01—75.00	56	12,804,884.69	4.97	228,658.66	575	74.15	8.312
75.01—80.00	122	31,629,816.15	12.29	259,260.79	606	79.33	8.224
80.01—85.00	125	29,304,910.19	11.38	234,439.28	592	84.20	8.366
85.01—90.00	191	46,341,815.90	18.00	242,627.31	609	89.42	8.674
90.01—95.00	128	30,094,290.59	11.69	235,111.65	628	93.85	8.824
95.01—100.00	337	67,861,684.21	26.36	201,369.98	643	81.74	8.176
Total:	1,148	$257,440,167.07	100.00%	$224,251.02	612	80.87%	8.362%

Distribution by State

State	Number of Mortgage Loans	Principal Balance	Percentage of Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
CA	233	$76,877,820.42	29.86%	$329,947.73	617	78.60%	7.944%
FL	146	27,767,846.15	10.79	190,190.73	603	80.97	8.525
NY	55	16,787,166.58	6.52	305,221.21	629	82.04	8.476
AZ	73	13,847,475.72	5.38	189,691.45	611	79.94	8.389
MD	47	13,509,517.40	5.25	287,436.54	600	78.30	8.291
IL	59	12,547,947.38	4.87	212,677.07	606	83.74	8.806
NJ	36	9,786,497.01	3.80	271,847.14	627	81.69	8.488
NV	31	7,118,329.21	2.77	229,623.52	606	79.21	8.454
WA	34	6,453,681.03	2.51	189,814.15	614	83.93	8.497
MN	27	4,926,193.46	1.91	182,451.61	618	83.30	8.770
CO	28	4,901,952.26	1.90	175,069.72	615	82.67	8.121
VA	27	4,669,851.18	1.81	172,957.45	601	81.09	8.762
MI	31	4,489,929.55	1.74	144,836.44	625	83.68	8.568
HI	11	4,375,913.93	1.70	397,810.36	618	78.06	7.765
OR	20	4,151,464.60	1.61	207,573.23	613	81.79	8.555
Other	290	45,228,581.19	17.57	155,960.62	603	83.54	8.716
Total:	1,148	$257,440,167.07	100.00%	$224,251.02	612	80.87%	8.362%

The Depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the SEC) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and the offering.

Carrington Mortgage Loan Trust, Series 2007-RFC1
Asset Backed Pass-Through Certificates	January 10, 2007

The Mortgage Loans (Balloon Collateral)

Distribution by Occupancy Type

Occupancy Type	Number of Mortgage Loans	Principal Balance	Percentage of Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
Investment Property	30	$5,816,993.32	2.26%	$193,899.78	654	79.98%	8.615%
Primary Residence	1,104	247,733,940.65	96.23	224,396.69	610	80.76	8.349
Second Home	14	3,889,233.10	1.51	277,802.36	656	88.88	8.781
Total:	1,148	$257,440,167.07	100.00%	$224,251.02	612	80.87%	8.362%

Distribution by Property Type

Property Type	Number of Mortgage Loans	Principal Balance	Percentage of Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
Single Family (Detached)	883	$195,360,733.23	75.89%	$221,246.58	610	80.69%	8.345%
Detached PUD	127	30,779,635.38	11.96	242,359.33	620	81.58	8.283
Multifamily	53	14,776,000.25	5.74	278,792.46	620	80.53	8.498
Condo Under 5 Stories	59	11,305,179.47	4.39	191,613.21	620	83.06	8.632
Attached PUD	9	2,137,885.50	0.83	237,542.83	573	75.94	8.500
Townhouse/Rowhouse	13	2,048,422.62	0.80	157,570.97	597	82.76	8.416
Condo Over 8 Stories	2	761,035.44	0.30	380,517.72	610	80.00	8.625
Mid-Rise Condo (5-8 Stories)	1	175,374.33	0.07	175,374.33	652	80.50	8.650
Single Family Detached—Site Condo	1	95,900.85	0.04	95,900.85	638	80.00	8.250
Total:	1,148	$257,440,167.07	100.00%	$224,251.02	612	80.87%	8.362%

Distribution by Loan Purpose

Loan Purpose	Number of Mortgage Loans	Principal Balance	Percentage of Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
Cash Out	653	$153,685,210.89	59.70%	$235,352.54	599	78.75%	8.322%
Purchase	407	86,325,796.82	33.53	212,102.69	635	84.31	8.490
Rate/Term	87	17,339,209.21	6.74	199,301.26	609	82.54	8.078
Construction Permanent	1	89,950.15	0.03	89,950.15	679	66.18	7.000
Total:	1,148	$257,440,167.07	100.00%	$224,251.02	612	80.87%	8.362%

The Depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the SEC) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and the offering.

Carrington Mortgage Loan Trust, Series 2007-RFC1
Asset Backed Pass-Through Certificates	January 10, 2007

The Mortgage Loans (Balloon Collateral)

Distribution by Documentation Type

Documentation Type	Number of Mortgage Loans	Principal Balance	Percentage of Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
Fast App	70	$18,316,013.85	7.11%	$261,657.34	614	83.93%	8.289%
Full Documentation	541	106,726,066.66	41.46	197,275.54	597	80.47	8.130
Lite Documentation	27	5,045,862.71	1.96	186,883.80	570	81.77	8.399
Stated Documentation	510	127,352,223.85	49.47	249,710.24	626	80.72	8.565
Total:	1,148	$257,440,167.07	100.00%	$224,251.02	612	80.87%	8.362%

Distribution by Credit Score

Credit Score Range	Number of Mortgage Loans	Principal Balance	Percentage of Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
476—500	1	$383,755.71	0.15%	$383,755.71	500	78.69%	9.050%
501—525	59	11,564,074.39	4.49	196,001.26	514	69.67	9.011
526—550	86	16,862,203.72	6.55	196,072.14	540	75.21	8.964
551—575	120	27,924,873.56	10.85	232,707.28	565	78.33	8.583
576—600	196	41,971,010.17	16.30	214,137.81	588	81.00	8.429
601—625	259	58,053,528.87	22.55	224,144.90	613	82.31	8.369
626—650	184	42,557,647.31	16.53	231,291.56	638	81.91	8.133
651—675	157	34,489,313.50	13.40	219,677.16	662	83.71	8.101
676—700	83	22,942,452.42	8.91	276,415.09	685	83.59	7.995
701—725	1	319,650.43	0.12	319,650.43	714	80.00	8.200
726—750	1	242,198.59	0.09	242,198.59	744	90.00	7.950
751—775	1	129,458.40	0.05	129,458.40	765	80.00	8.200
Total:	1,148	$257,440,167.07	100.00%	$224,251.02	612	80.87%	8.362%

Distribution by Original Prepayment Penalty Term

Prepayment Penalty Terms (months)	Number of Mortgage Loans	Principal Balance	Percentage of Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
0	295	$63,852,911.07	24.80%	$216,450.55	613	82.18%	8.809%
12	70	18,375,933.70	7.14	262,513.34	617	80.42	8.527
24	525	122,561,795.54	47.61	233,451.04	608	80.40	8.263
36	255	52,347,774.74	20.33	205,285.39	619	80.50	7.988
60	3	301,752.02	0.12	100,584.01	610	81.97	8.222
Total:	1,148	$257,440,167.07	100.00%	$224,251.02	612	80.87%	8.362%

The Depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the SEC) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and the offering.

Carrington Mortgage Loan Trust, Series 2007-RFC1
Asset Backed Pass-Through Certificates	January 10, 2007

The Mortgage Loans (Balloon Collateral)

Distribution by Initial Interest Rate Cap

Initial Cap (%)	Number of Mortgage Loans	Principal Balance	Percentage of Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
Fixed Rate	216	$32,397,247.75	12.58%	$149,987.26	624	81.00%	8.553%
1.000	4	893,439.94	0.35	223,359.99	607	79.13	8.223
1.500	928	224,149,479.38	87.07	241,540.39	610	80.85	8.335
Total:	1,148	$257,440,167.07	100.00%	$224,251.02	612	80.87%	8.362%

Distribution by Periodic Interest Rate Cap

Periodic Cap (%)	Number of Mortgage Loans	Principal Balance	Percentage of Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
Fixed Rate	216	$32,397,247.75	12.58%	$149,987.26	624	81.00%	8.553%
1.000	738	173,917,159.54	67.56	235,660.11	614	81.79	8.347
1.500	193	50,790,322.16	19.73	263,162.29	596	77.73	8.298
2.000	1	335,437.62	0.13	335,437.62	691	65.00	6.990
Total:	1,148	$257,440,167.07	100.00%	$224,251.02	612	80.87%	8.362%

Distribution by Gross Margin

ARM Margin (%)	Number of Mortgage Loans	Principal Balance	Percentage of Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
Fixed Rate	216	$32,397,247.75	12.58%	$149,987.26	624	81.00%	8.553%
2.001—3.000	1	87,295.80	0.03	87,295.80	622	95.00	8.830
3.001—4.000	9	1,508,819.39	0.59	167,646.60	624	77.39	7.057
4.001—5.000	44	10,114,441.40	3.93	229,873.67	614	74.85	7.531
5.001—6.000	223	51,892,636.82	20.16	232,702.41	613	80.72	8.108
6.001—7.000	437	110,481,750.67	42.92	252,818.65	611	80.76	8.169
7.001—8.000	211	49,378,399.45	19.18	234,020.85	605	82.43	9.108
8.001—9.000	7	1,579,575.79	0.61	225,653.68	582	82.40	9.476
Total:	1,148	$257,440,167.07	100.00%	$224,251.02	612	80.87%	8.362%

The Depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the SEC) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and the offering.

Carrington Mortgage Loan Trust, Series 2007-RFC1
Asset Backed Pass-Through Certificates	January 10, 2007

The Mortgage Loans (Balloon Collateral)

Distribution by Maximum Mortgage Rate

Maximum Mortgage Rate (%)	Number of Mortgage Loans	Principal Balance	Percentage of Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
Fixed Rate	216	$32,397,247.75	12.58%	$149,987.26	624	81.00%	8.553%
11.001—12.000	3	758,505.32	0.29	252,835.11	657	73.96	5.965
12.001—13.000	53	13,113,682.01	5.09	247,427.96	624	77.95	6.653
13.001—14.000	236	63,679,369.17	24.74	269,827.84	626	79.31	7.591
14.001—15.000	335	79,105,286.53	30.73	236,135.18	614	81.58	8.369
15.001—16.000	198	45,227,575.73	17.57	228,422.10	592	82.16	9.030
16.001—17.000	89	20,170,281.47	7.83	226,632.38	583	83.39	9.807
17.001—18.000	15	2,454,051.06	0.95	163,603.40	565	74.61	10.581
18.001—19.000	2	369,207.62	0.14	184,603.81	517	75.00	11.296
19.001 >=	1	164,960.41	0.06	164,960.41	547	19.88	12.225
Total:	1,148	$257,440,167.07	100.00%	$224,251.02	612	80.87%	8.362%

Distribution by Minimum Mortgage Rate

Minimum Mortgage Rate (%)	Number of Mortgage Loans	Principal Balance	Percentage of Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
Fixed Rate	216	$32,397,247.75	12.58%	$149,987.26	624	81.00%	8.553%
3.001—4.000	2	411,550.68	0.16	205,775.34	604	78.22	7.196
4.001—5.000	21	5,428,010.97	2.11	258,476.71	602	75.93	7.754
5.001—6.000	40	8,904,784.79	3.46	222,619.62	594	80.19	8.172
6.001—7.000	88	20,973,310.81	8.15	238,333.08	619	78.37	7.216
7.001—8.000	263	70,925,914.31	27.55	269,680.28	629	79.98	7.678
8.001—9.000	321	75,184,738.57	29.20	234,220.37	606	81.61	8.550
9.001—10.000	157	35,259,839.35	13.70	224,584.96	587	83.52	9.481
10.001—11.000	36	7,307,166.46	2.84	202,976.85	582	82.44	10.575
11.001—12.000	3	482,642.97	0.19	160,880.99	523	68.26	11.256
12.001 >=	1	164,960.41	0.06	164,960.41	547	19.88	12.225
Total:	1,148	$257,440,167.07	100.00%	$224,251.02	612	80.87%	8.362%

The Depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the SEC) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and the offering.

Carrington Mortgage Loan Trust, Series 2007-RFC1
Asset Backed Pass-Through Certificates	January 10, 2007

The Mortgage Loans (Balloon Collateral)

Distribution by Month of Initial Rate Adjustment

Month of Initial Interest Rate Adjustment	Number of Mortgage Loans	Principal Balance	Percentage of Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
Fixed Rate	216	$32,397,247.75	12.58%	$149,987.26	624	81.00%	8.553%
May 2008	2	684,097.88	0.27	342,048.94	590	74.02	8.550
June 2008	1	357,015.19	0.14	357,015.19	591	95.00	10.700
July 2008	23	5,128,938.62	1.99	222,997.33	615	82.76	7.869
August 2008	109	28,324,336.46	11.00	259,856.30	608	80.94	8.166
September 2008	127	31,159,811.04	12.10	245,352.84	617	81.16	8.563
October 2008	430	106,996,385.52	41.56	248,828.80	607	80.31	8.374
November 2008	38	7,268,246.49	2.82	191,269.64	593	78.43	8.516
July 2009	12	1,922,474.31	0.75	160,206.19	625	83.41	8.046
August 2009	51	10,416,263.67	4.05	204,240.46	615	80.79	7.929
September 2009	27	7,835,195.68	3.04	290,192.43	618	86.22	8.374
October 2009	69	16,644,767.60	6.47	241,228.52	618	81.80	8.410
November 2009	5	890,379.74	0.35	178,075.95	607	71.94	7.888
August 2011	4	924,438.00	0.36	231,109.50	600	80.83	8.036
September 2011	3	379,807.55	0.15	126,602.52	573	78.10	8.415
October 2011	27	5,135,993.66	2.00	190,221.99	618	80.13	7.815
November 2011	4	974,767.91	0.38	243,691.98	590	84.24	8.299
Total:	1,148	$257,440,167.07	100.00%	$224,251.02	612	80.87%	8.362%

Distribution by Lien Type

Lien Type	Number of Mortgage Loans	Principal Balance	Percentage of Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
1	1,066	$252,912,765.05	98.24%	$237,254.00	611	80.53%	8.298%
2	82	4,527,402.02	1.76	55,212.22	647	99.60	11.934
Total:	1,148	$257,440,167.07	100.00%	$224,251.02	612	80.87%	8.362%

The Depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the SEC) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and the offering.

Carrington Mortgage Loan Trust, Series 2007-RFC1
Asset Backed Pass-Through Certificates	January 10, 2007

The Mortgage Loans (Interest Only Collateral)

Collateral Summary

Statistics for the Mortgage Loans listed below are based on the Cut-off Date scheduled balances.

Scheduled Principal Balance:	$113,657,605.62
Number of Mortgage Loans:	450
Average Scheduled Principal Balance:	$252,572.46
Weighted Average Gross Coupon:	7.862%
Weighted Average Original Credit Score:	634
Weighted Average Original LTV Ratio²:	81.45%
Weighted Average Combined LTV Ratio²:	92.25%
Weighted Average Stated Remaining Term (months):	357
Weighted Average Original Term (months):	360
Weighted Average Roll Term¹ (months):	28
Weighted Average Gross Margin¹:	5.860%
Weighted Average Initial Rate Cap¹:	1.497%
Weighted Average Periodic Rate Cap¹:	1.140%
Interest Only Loans:	100.00%
Silent Seconds:	55.95%

(1)	Includes adjustable-rate Mortgage Loans only.

(2)
The original loan-to-value (“OLTV”) of a first-lien mortgage is a fraction, expressed as a percentage, the numerator of which is the principal balance of the Mortgage Loan at the date of origination and the denominator of which is the lesser of the sales price of the related mortgage property and its appraised value determined in an appraisal obtained by the originator at origination of the Mortgage Loan. The OLTV of a second lien Mortgage Loan is a fraction, expressed as a percentage the numerator of which is (i) the sum of (a) the principal balance of such Mortgage Loan at the date of origination plus (b) the outstanding balance of the senior mortgage loan at the date of origination of such Mortgage Loan and the denominator of which is (ii) the lesser of the sales price of the related mortgage property and its appraised value determined in an appraisal obtained by the originator at origination of the Mortgage Loan.

The combined loan-to-value (“CLTV”) of a mortgage is a fraction, expressed as a percentage, the numerator of which is (i) the sum of (a) the principal balance of such Mortgage Loan at the date of origination plus (b) either (x) for junior lien Mortgage Loans the outstanding balance of the senior lien mortgage loan at the date of origination of such Mortgage Loan, or (y) for first-lien Mortgage Loans the outstanding balance of any junior lien mortgage loan and the denominator of which is (ii) the lesser of the sales price of the related mortgage property and its appraised value determined in an appraisal obtained by the originator at origination of the Mortgage Loan.

The Depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the SEC) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and the offering.

Carrington Mortgage Loan Trust, Series 2007-RFC1
Asset Backed Pass-Through Certificates	January 10, 2007

The Mortgage Loans (Interest Only Collateral)

Distribution by Product Type

Product Type	Number of Mortgage Loans	Principal Balance	Percentage of Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
2YR-ARM 10YR-IO	3	$551,550.00	0.49%	$183,850.00	626	80.55%	7.871%
2YR-ARM 2YR-IO	4	726,900.00	0.64	181,725.00	632	83.96	9.495
2YR-ARM 5YR-IO	336	86,301,188.71	75.93	256,848.78	634	81.07	7.866
30 Fixed 10YR-IO	1	292,000.00	0.26	292,000.00	630	80.00	6.625
30 Fixed 5YR-IO	16	3,386,910.63	2.98	211,681.91	642	82.48	8.402
3YR-ARM 3YR-IO	1	173,600.00	0.15	173,600.00	625	80.00	6.750
3YR-ARM 5YR-IO	62	14,645,511.29	12.89	236,217.92	633	82.96	7.775
5YR-ARM 10YR-IO	2	499,000.00	0.44	249,500.00	639	93.33	8.797
5YR-ARM 5YR-IO	25	7,080,944.99	6.23	283,237.80	636	81.50	7.570
Total:	450	$113,657,605.62	100.00%	$252,572.46	634	81.45%	7.862%

Distribution by Current Gross Mortgage Rate

Current Gross Mortgage Rate (%)	Number of Mortgage Loans	Principal Balance	Percentage of Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
5.501—6.000	3	$1,079,799.99	0.95%	$359,933.33	643	68.08%	5.761%
6.001—6.500	15	5,551,270.82	4.88	370,084.72	653	80.69	6.258
6.501—7.000	48	14,368,702.87	12.64	299,347.98	633	78.78	6.822
7.001—7.500	72	19,346,102.26	17.02	268,695.86	637	79.92	7.296
7.501—8.000	120	29,518,733.57	25.97	245,989.45	634	80.26	7.800
8.001—8.500	83	19,639,327.74	17.28	236,618.41	631	82.52	8.300
8.501—9.000	67	15,791,915.47	13.89	235,700.23	629	85.18	8.803
9.001—9.500	22	4,482,808.23	3.94	203,764.01	638	84.82	9.302
9.501—10.000	11	1,987,743.00	1.75	180,703.91	613	83.64	9.747
10.001—10.500	6	1,279,727.51	1.13	213,287.92	642	93.85	10.351
10.501—11.000	2	345,474.16	0.30	172,737.08	627	90.00	10.758
11.501—12.000	1	266,000.00	0.23	266,000.00	584	95.00	11.600
Total:	450	$113,657,605.62	100.00%	$252,572.46	634	81.45%	7.862%

The Depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the SEC) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and the offering.

Carrington Mortgage Loan Trust, Series 2007-RFC1
Asset Backed Pass-Through Certificates	January 10, 2007

The Mortgage Loans (Interest Only Collateral)

Distribution by Original Principal Balance

Original Mortgage Loan Balance ($)	Number of Mortgage Loans	Principal Balance	Percentage of Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
50,000.01—100,000.00	14	$1,243,204.47	1.09%	$88,800.32	625	78.06%	8.575%
100,000.01—150,000.00	84	10,777,662.50	9.48	128,305.51	628	80.00	8.160
150,000.01—200,000.00	95	16,689,223.41	14.68	175,676.04	632	81.19	8.104
200,000.01—250,000.00	73	16,401,480.18	14.43	224,677.81	626	83.41	8.012
250,000.01—300,000.00	49	13,451,457.56	11.84	274,519.54	631	81.00	7.926
300,000.01—350,000.00	43	13,735,316.09	12.08	319,425.96	641	81.71	7.787
350,000.01—400,000.00	29	10,764,637.99	9.47	371,194.41	640	83.66	7.953
400,000.01—450,000.00	27	11,556,197.30	10.17	428,007.31	641	79.31	7.342
450,000.01—500,000.00	13	6,223,907.03	5.48	478,762.08	627	80.88	7.707
500,000.01—550,000.00	13	6,781,486.34	5.97	521,652.80	632	81.00	7.706
550,000.01—600,000.00	8	4,657,204.42	4.10	582,150.55	647	82.32	7.592
650,000.01—700,000.00	1	664,000.00	0.58	664,000.00	668	80.00	6.440
700,000.01—750,000.00	1	711,828.33	0.63	711,828.33	626	80.00	6.140
Total:	450	$113,657,605.62	100.00%	$252,572.46	634	81.45%	7.862%

Distribution by Current Unpaid Principal Balance

Current Unpaid Principal Balance ($)	Number of Mortgage Loans	Principal Balance	Percentage of Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
50,000.01—100,000.00	14	$1,243,204.47	1.09%	$88,800.32	625	78.06%	8.575%
100,000.01—150,000.00	84	10,777,662.50	9.48	128,305.51	628	80.00	8.160
150,000.01—200,000.00	95	16,689,223.41	14.68	175,676.04	632	81.19	8.104
200,000.01—250,000.00	73	16,401,480.18	14.43	224,677.81	626	83.41	8.012
250,000.01—300,000.00	49	13,451,457.56	11.84	274,519.54	631	81.00	7.926
300,000.01—350,000.00	43	13,735,316.09	12.08	319,425.96	641	81.71	7.787
350,000.01—400,000.00	29	10,764,637.99	9.47	371,194.41	640	83.66	7.953
400,000.01—450,000.00	27	11,556,197.30	10.17	428,007.31	641	79.31	7.342
450,000.01—500,000.00	13	6,223,907.03	5.48	478,762.08	627	80.88	7.707
500,000.01—550,000.00	13	6,781,486.34	5.97	521,652.80	632	81.00	7.706
550,000.01—600,000.00	8	4,657,204.42	4.10	582,150.55	647	82.32	7.592
650,000.01—700,000.00	1	664,000.00	0.58	664,000.00	668	80.00	6.440
700,000.01—750,000.00	1	711,828.33	0.63	711,828.33	626	80.00	6.140
Total:	450	$113,657,605.62	100.00%	$252,572.46	634	81.45%	7.862%

The Depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the SEC) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and the offering.

Carrington Mortgage Loan Trust, Series 2007-RFC1
Asset Backed Pass-Through Certificates	January 10, 2007

The Mortgage Loans (Interest Only Collateral)

Distribution by Remaining Term to Maturity

Remaining Term (months)	Number of Mortgage Loans	Principal Balance	Percentage of Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
301—360	450	$113,657,605.62	100.00%	$252,572.46	634	81.45%	7.862%
Total:	450	$113,657,605.62	100.00%	$252,572.46	634	81.45%	7.862%

Distribution by Original Term to Maturity

Original Term (months)	Number of Mortgage Loans	Principal Balance	Percentage of Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
301—360	450	$113,657,605.62	100.00%	$252,572.46	634	81.45%	7.862%
Total:	450	$113,657,605.62	100.00%	$252,572.46	634	81.45%	7.862%

Distribution by Original Loan-to-Value Ratio

Original Loan-to-Value Ratio (%)	Number of Mortgage Loans	Principal Balance	Percentage of Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
40.01—45.00	1	$75,100.00	0.07%	$75,100.00	524	41.26%	9.310%
45.01—50.00	2	674,949.69	0.59	337,474.85	585	45.95	7.734
50.01—55.00	3	879,999.99	0.77	293,333.33	622	52.05	6.383
55.01—60.00	5	994,874.38	0.88	198,974.88	615	56.92	7.159
60.01—65.00	5	1,270,199.87	1.12	254,039.97	615	61.77	7.637
65.01—70.00	13	2,802,035.65	2.47	215,541.20	615	68.21	7.570
70.01—75.00	23	5,251,038.95	4.62	228,306.04	618	74.12	7.666
75.01—80.00	283	72,029,225.59	63.37	254,520.23	639	79.93	7.778
80.01—85.00	16	4,120,753.58	3.63	257,547.10	633	84.28	7.476
85.01—90.00	58	15,119,823.11	13.30	260,686.61	630	89.58	7.911
90.01—95.00	28	7,404,407.95	6.51	264,443.14	624	94.45	8.788
95.01—100.00	13	3,035,196.86	2.67	233,476.68	636	100.00	9.220
Total:	450	$113,657,605.62	100.00%	$252,572.46	634	81.45%	7.862%

The Depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the SEC) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and the offering.

Carrington Mortgage Loan Trust, Series 2007-RFC1
Asset Backed Pass-Through Certificates	January 10, 2007

The Mortgage Loans (Interest Only Collateral)

Distribution by Combined Loan-to-Value Ratio

Combined Loan-to-Value Ratio (%)	Number of Mortgage Loans	Principal Balance	Percentage of Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
40.01—45.00	1	$75,100.00	0.07%	$75,100.00	524	41.26%	9.310%
45.01—50.00	2	674,949.69	0.59	337,474.85	585	45.95	7.734
50.01—55.00	3	879,999.99	0.77	293,333.33	622	52.05	6.383
55.01—60.00	5	994,874.38	0.88	198,974.88	615	56.92	7.159
60.01—65.00	5	1,270,199.87	1.12	254,039.97	615	61.77	7.637
65.01—70.00	12	2,682,035.65	2.36	223,502.97	615	68.31	7.540
70.01—75.00	20	4,503,070.79	3.96	225,153.54	619	74.24	7.683
75.01—80.00	36	9,539,409.17	8.39	264,983.59	624	79.76	7.286
80.01—85.00	18	5,100,863.83	4.49	283,381.32	640	82.96	7.325
85.01—90.00	60	15,525,891.27	13.66	258,764.85	631	89.10	7.897
90.01—95.00	44	11,838,335.67	10.42	269,053.08	632	89.04	8.348
95.01—100.00	244	60,572,875.31	53.29	248,249.49	639	80.95	7.958
Total:	450	$113,657,605.62	100.00%	$252,572.46	634	81.45%	7.862%

Distribution by State

State	Number of Mortgage Loans	Principal Balance	Percentage of Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
CA	109	$37,986,482.66	33.42%	$348,499.84	639	80.39%	7.412%
FL	60	13,880,940.40	12.21	231,349.01	635	80.40	8.130
AZ	52	11,345,758.63	9.98	218,187.67	632	81.49	7.827
MD	22	6,103,298.84	5.37	277,422.67	623	76.03	7.681
NY	10	4,394,724.84	3.87	439,472.48	650	83.52	7.686
TX	19	3,828,358.73	3.37	201,492.56	627	83.82	8.595
VA	11	2,801,171.20	2.46	254,651.93	622	81.39	7.890
NJ	9	2,687,535.28	2.36	298,615.03	631	86.78	8.535
WA	12	2,649,220.00	2.33	220,768.33	628	82.00	7.715
MN	13	2,400,956.59	2.11	184,688.97	646	85.25	8.458
CO	11	1,986,830.00	1.75	180,620.91	635	81.18	8.001
MI	11	1,908,415.16	1.68	173,492.29	637	80.80	8.608
IL	9	1,807,919.97	1.59	200,880.00	640	87.01	8.559
OR	10	1,659,491.99	1.46	165,949.20	625	86.01	7.921
NV	7	1,638,099.06	1.44	234,014.15	634	79.03	7.285
Other	85	16,578,402.27	14.59	195,040.03	626	83.43	8.330
Total:	450	$113,657,605.62	100.00%	$252,572.46	634	81.45%	7.862%

The Depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the SEC) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and the offering.

Carrington Mortgage Loan Trust, Series 2007-RFC1
Asset Backed Pass-Through Certificates	January 10, 2007

The Mortgage Loans (Interest Only Collateral)

Distribution by Occupancy Type

Occupancy	Number of Mortgage Loans	Principal Balance	Percentage of Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
Investment Property	1	$166,500.00	0.15%	$166,500.00	636	90.00%	8.490%
Primary Residence	441	111,224,192.15	97.86	252,209.05	634	81.22	7.836
Second Home	8	2,266,913.47	1.99	283,364.18	638	92.06	9.066
Total:	450	$113,657,605.62	100.00%	$252,572.46	634	81.45%	7.862%

Distribution by Property Type

Property Type	Number of Mortgage Loans	Principal Balance	Percentage of Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
Single Family (Detached)	305	$75,921,076.39	66.80%	$248,921.56	632	81.18%	7.762%
Detached PUD	72	18,995,131.76	16.71	263,821.27	631	81.96	8.029
Condo Under 5 Stories	36	9,184,906.92	8.08	255,136.30	646	83.10	8.083
Multifamily	17	5,619,695.05	4.94	330,570.30	650	80.88	7.951
Attached PUD	10	2,069,047.51	1.82	206,904.75	639	80.39	8.427
Townhouse/Rowhouse	6	1,046,647.99	0.92	174,441.33	627	83.98	7.781
Single Family Detached—Site Condo	1	394,000.00	0.35	394,000.00	659	80.00	8.875
Condo Over 8 Stories	1	189,900.00	0.17	189,900.00	616	90.00	9.750
Leasehold	1	131,000.00	0.12	131,000.00	582	58.22	7.875
Mid-Rise Condo (5-8 Stories)	1	106,200.00	0.09	106,200.00	674	84.96	7.850
Total:	450	$113,657,605.62	100.00%	$252,572.46	634	81.45%	7.862%

Distribution by Loan Purpose

Loan Purpose	Number of Mortgage Loans	Principal Balance	Percentage of Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
Purchase	225	$55,696,111.34	49.00%	$247,538.27	637	81.77%	8.028%
Cash Out	160	43,725,158.59	38.47	273,282.24	630	81.11	7.660
Rate/Term	65	14,236,335.69	12.53	219,020.55	634	81.24	7.829
Total:	450	$113,657,605.62	100.00%	$252,572.46	634	81.45%	7.862%

The Depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the SEC) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and the offering.

Carrington Mortgage Loan Trust, Series 2007-RFC1
Asset Backed Pass-Through Certificates	January 10, 2007

The Mortgage Loans (Interest Only Collateral)

Distribution by Documentation Type

Documentation Type	Number of Mortgage Loans	Principal Balance	Percentage of Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
Fast App	26	$8,637,818.33	7.60%	$332,223.78	627	82.29%	7.574%
Full Documentation	254	60,380,045.19	53.12	237,716.71	625	81.08	7.606
Lite Documentation	4	1,043,960.00	0.92	260,990.00	613	87.15	8.421
Stated Documentation	166	43,595,782.10	38.36	262,625.19	648	81.65	8.259
Total:	450	$113,657,605.62	100.00%	$252,572.46	634	81.45%	7.862%

Distribution by Credit Score

Credit Score Range	Number of Mortgage Loans	Principal Balance	Percentage of Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
501—525	1	$75,100.00	0.07%	$75,100.00	524	41.26%	9.310%
551—575	7	1,372,769.69	1.21	196,109.96	570	73.78	8.579
576—600	60	14,806,726.13	13.03	246,778.77	589	79.66	8.054
601—625	127	30,187,784.29	26.56	237,699.09	614	81.89	7.893
626—650	138	35,864,520.26	31.55	259,887.83	639	81.89	7.851
651—675	74	19,162,694.43	16.86	258,955.33	662	81.38	7.757
676—700	43	12,188,010.82	10.72	283,442.11	686	82.45	7.655
Total:	450	$113,657,605.62	100.00%	$252,572.46	634	81.45%	7.862%

Distribution by Original Prepayment Penalty Term

Prepayment Penalty Terms (months)	Number of Mortgage Loans	Principal Balance	Percentage of Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
0	77	$19,767,470.76	17.39%	$256,720.40	632	82.06%	8.379%
12	26	8,007,998.54	7.05	307,999.94	633	81.06	8.015
24	256	63,417,855.30	55.80	247,726.00	633	81.36	7.744
36	89	22,108,361.02	19.45	248,408.55	639	81.32	7.683
60	2	355,920.00	0.31	177,960.00	610	80.00	7.634
Total:	450	$113,657,605.62	100.00%	$252,572.46	634	81.45%	7.862%

The Depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the SEC) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and the offering.

Carrington Mortgage Loan Trust, Series 2007-RFC1
Asset Backed Pass-Through Certificates	January 10, 2007

The Mortgage Loans (Interest Only Collateral)

Distribution by Initial Interest Rate Cap

Initial Cap (%)	Number of Mortgage Loans	Principal Balance	Percentage of Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
Fixed Rate	17	$3,678,910.63	3.24%	$216,406.51	641	82.28%	8.261%
1.000	3	573,599.33	0.50	191,199.78	623	80.00	8.420
1.500	430	109,405,095.66	96.26	254,430.46	634	81.43	7.845
Total:	450	$113,657,605.62	100.00%	$252,572.46	634	81.45%	7.862%

Distribution by Periodic Interest Rate Cap

Periodic Cap (%)	Number of Mortgage Loans	Principal Balance	Percentage of Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
Fixed Rate	17	$3,678,910.63	3.24%	$216,406.51	641	82.28%	8.261%
1.000	326	79,271,614.54	69.75	243,164.46	634	81.24	7.920
1.500	107	30,707,080.45	27.02	286,982.06	633	81.89	7.664
Total:	450	$113,657,605.62	100.00%	$252,572.46	634	81.45%	7.862%

Distribution by Gross Margin

ARM Margin (%)	Number of Mortgage Loans	Principal Balance	Percentage of Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
Fixed Rate	17	$3,678,910.63	3.24%	$216,406.51	641	82.28%	8.261%
3.001—4.000	10	2,610,833.29	2.30	261,083.33	634	75.71	6.816
4.001—5.000	61	16,058,087.89	14.13	263,247.34	638	78.50	7.378
5.001—6.000	156	37,618,462.45	33.10	241,143.99	627	81.59	7.877
6.001—7.000	176	46,794,549.09	41.17	265,878.12	637	82.09	7.853
7.001—8.000	26	6,283,172.89	5.53	241,660.50	633	85.41	9.093
8.001—9.000	4	613,589.38	0.54	153,397.35	657	80.00	9.655
Total:	450	$113,657,605.62	100.00%	$252,572.46	634	81.45%	7.862%

The Depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the SEC) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and the offering.

Carrington Mortgage Loan Trust, Series 2007-RFC1
Asset Backed Pass-Through Certificates	January 10, 2007

The Mortgage Loans (Interest Only Collateral)

Distribution by Maximum Mortgage Rate

Maximum Mortgage Rate (%)	Number of Mortgage Loans	Principal Balance	Percentage of Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
Fixed Rate	17	$3,678,910.63	3.24%	$216,406.51	641	82.28%	8.261%
11.001—12.000	1	305,800.00	0.27	305,800.00	671	79.43	5.890
12.001—13.000	34	10,993,595.05	9.67	323,341.03	645	77.78	6.613
13.001—14.000	139	36,648,222.01	32.24	263,656.27	629	79.76	7.421
14.001—15.000	164	40,514,289.54	35.65	247,038.35	636	82.05	7.998
15.001—16.000	79	17,525,714.73	15.42	221,844.49	630	84.37	8.729
16.001—17.000	12	3,226,599.50	2.84	268,883.29	641	86.57	9.681
17.001—18.000	3	498,474.16	0.44	166,158.05	622	90.00	10.663
18.001—19.000	1	266,000.00	0.23	266,000.00	584	95.00	11.600
Total:	450	$113,657,605.62	100.00%	$252,572.46	634	81.45%	7.862%

Distribution by Minimum Mortgage Rate

Minimum Mortgage Rate (%)	Number of Mortgage Loans	Principal Balance	Percentage of Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
Fixed Rate	17	$3,678,910.63	3.24%	$216,406.51	641	82.28%	8.261%
3.001—4.000	4	904,134.23	0.80	226,033.56	613	63.81	6.931
4.001—5.000	35	8,592,379.93	7.56	245,496.57	628	77.42	7.755
5.001—6.000	43	9,741,362.99	8.57	226,543.33	624	82.57	8.246
6.001—7.000	70	20,892,789.46	18.38	298,468.42	638	80.38	6.870
7.001—8.000	153	40,181,472.13	35.35	262,624.00	637	81.23	7.647
8.001—9.000	102	24,147,423.21	21.25	236,739.44	631	83.32	8.508
9.001—10.000	20	4,310,931.37	3.79	215,546.57	633	84.10	9.436
10.001—11.000	5	942,201.67	0.83	188,440.33	650	89.61	10.484
11.001—12.000	1	266,000.00	0.23	266,000.00	584	95.00	11.600
Total:	450	$113,657,605.62	100.00%	$252,572.46	634	81.45%	7.862%

The Depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the SEC) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and the offering.

Carrington Mortgage Loan Trust, Series 2007-RFC1
Asset Backed Pass-Through Certificates	January 10, 2007

The Mortgage Loans (Interest Only Collateral)

Distribution by Month of Initial Rate Adjustment

Month of Initial Interest Rate Adjustment	Number of Mortgage Loans	Principal Balance	Percentage of Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
Fixed Rate	17	$3,678,910.63	3.24%	$216,406.51	641	82.28%	8.261%
June 2008	2	466,400.00	0.41	233,200.00	631	74.79	7.732
July 2008	16	4,322,284.97	3.80	270,142.81	621	81.35	8.440
August 2008	38	10,279,283.17	9.04	270,507.45	637	80.84	7.797
September 2008	44	9,962,912.90	8.77	226,429.84	640	79.67	8.233
October 2008	214	55,405,397.67	48.75	258,903.73	633	81.53	7.748
November 2008	29	7,143,360.00	6.28	246,322.76	628	80.32	8.198
May 2009	1	84,000.00	0.07	84,000.00	633	80.00	9.325
August 2009	20	6,169,495.92	5.43	308,474.80	635	79.98	7.159
September 2009	3	876,499.98	0.77	292,166.66	637	82.49	9.265
October 2009	34	6,754,292.23	5.94	198,655.65	632	84.99	8.078
November 2009	5	934,823.16	0.82	186,964.63	621	88.20	7.923
September 2011	4	1,342,950.00	1.18	335,737.50	643	78.87	7.969
October 2011	23	6,236,994.99	5.49	271,173.70	635	83.01	7.583
Total:	450	$113,657,605.62	100.00%	$252,572.46	634	81.45%	7.862%

Distribution by Lien Type

Lien Type	Number of Mortgage Loans	Principal Balance	Percentage of Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
1	450	$113,657,605.62	100.00%	$252,572.46	634	81.45%	7.862%
Total:	450	$113,657,605.62	100.00%	$252,572.46	634	81.45%	7.862%

The Depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the SEC) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and the offering.